DECEMBER 31, 2007

RYDEX VARIABLE TRUST

CLS ADVISORONE FUNDS ANNUAL REPORT

AMERIGO FUND

CLERMONT FUND

BEROLINA FUND

GO GREEN!

ELIMINATE MAILBOX CLUTTER

Go paperless with Rydex eDelivery—a service giving you full

online access to account documents. Save time, cut down on

mailbox clutter and be a friend to the environment with eDelivery.

With Rydex eDelivery you can:

•

View online confirmations and statements at your

convenience.

•

Receive email notifications when your most recent

account documents are available for review.

•

Access prospectuses, annual reports and semiannual

reports online.

It’s easy to enroll:

1/ Visit www.rydexinvestments.com

e

RYDEX

2/ Click on the Rydex eDelivery logo

DELIVERY

3/ Follow the simple enrollment instructions

If you have questions about Rydex eDelivery services,

contact one of our Shareholder Service Representatives

at 800.820.0888.

This report and the financial statements contained herein are submitted for the general information of our shareholders. The report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus.

Distributed by Rydex Distributors, Inc.

TABLE OF CONTENTS

LETTER TO OUR SHAREHOLDERS

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

2

ABOUT SHAREHOLDERS’ FUND EXPENSES

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

3

PERFORMANCE REPORTS AND FUND PROFILES

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

5

SCHEDULES OF INVESTMENTS

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

8

STATEMENTS OF ASSETS AND LIABILITIES

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

STATEMENTS OF OPERATIONS

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

13

STATEMENTS OF CHANGES IN NET ASSETS

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

14

FINANCIAL HIGHLIGHTS

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

16

NOTES TO FINANCIAL STATEMENTS

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

. . . . . . . . . . . . . . . . . . . . . . . . . . . .

25

OTHER INFORMATION

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

26

INFORMATION ON BOARD OF TRUSTEES AND OFFICERS

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

33

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

1

LETTER TO OUR SHAREHOLDERS

DEAR SHAREHOLDER:

By the last three months of 2007 the stock market gains of summer and fall seemed like a distant memory.

The intertwined crises in the nation’s housing and credit markets had, by the fourth quarter, led to huge drops in stock prices and unprecedented volatility. Despite the end of year turmoil, stocks actually turned in a respectable performance in 2007 with the bellwether Dow Jones Industrial AverageSM and S&P 500® indexes up, 8.88% and 5.49%, respectively, on a total return basis. The tech-heavy Nasdaq 100 Index® , which was up

19.24%, showed that investors had a robust appetite for risk for much of the year. Despite the fact that calendar year returns were strong, 2007 will in all likelihood be remembered for the housing debacle that hammered stocks and sent the economy to the brink of recession.

The unfolding housing crisis began to ripple through the world’s financial markets as far back as July, but it was in the fourth quarter that both the U.S. economy and global financial markets lost momentum—with the contagion effects of the subprime debt crisis reaching deeper into the global financial system. The credit crunch that began in the third quarter enveloped the G-7 economies as traditional sources of credit dried up. As asset values plummeted, financial institutions throughout the developed world found themselves suddenly undercap-

italized. With a full-blown financial crisis unfolding, central banks moved into crisis prevention mode by pumping capital into their respective financial systems and slashing interest rates. In perhaps one of the most important developments of the year, the outlines of a coordinated, global easing campaign began to emerge.

In this uncertain environment fears grew that the Federal Reserve (“Fed”) was “behind the curve,” adding to the volatility in stock prices. In fact, the Fed’s initial responses to the unfolding crisis were tempered by inflationary concerns as high energy and commodity prices and a weak U.S. dollar drove inflation significantly higher towards year end.

Risk appetites that had been running high disappeared, and the avoidance of risk became the dominant theme as investors fled financial, consumer discretionary, value and small-cap stocks. The small-cap Russell 2000®

Index fell 1.57%, confirming the rotation away from small caps that began to unfold early in the year. Value stocks also underperformed in 2007 with the S&P 500/Citigroup Pure Value Index underperforming its growth counterpart by more than 10 points. Both of these trends dovetailed in the S&P SmallCap 600/Citigroup Pure

Value Index which dropped nearly 18.61%, vastly underperforming all other “style-box” exposures.

Predictably, defensive sectors such as utilities and consumer staples were favored. And, reflecting the

“decoupling” theory—which assumes growth in the developing world can continue in the face of slowing growth elsewhere—energy, materials and technology stocks rose stratospherically as the respective S&P 500 sector indices rose 34.41%, 22.53% and 16.30%.

Returns for U.S. investors in international stock markets were also boosted by the ongoing decline in the exchange value of the U.S. dollar, which fell 8.31% against a basket of the world’s major currencies. The currency effect helped to propel full-year gains for the MSCI EAFE and Emerging Market indices to 11.66%

and 38.79%, respectively.

With the flight-to-quality trade fully in motion, interest rates declined and the yield curve steepened.

We think that, as we move into the early months of 2008, stock market volatility will remain a fact of life.

Defensive exposures that performed well should continue to do so, at least on a relative basis until recession fears abate. Uncorrelated investment strategies, such as absolute return, long/short, commodity, managed futures and the like, should also provide refuge in a challenging investment climate.

We appreciate the trust you have placed in our firm’s quality and integrity by investing with us.

Sincerely,

David C. Reilly, CFA

Director, Portfolio Strategies

2

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

ABOUT SHAREHOLDERS’ FUND EXPENSES (Unaudited)

All mutual funds have operating expenses and it is important for our shareholders to understand the impact of costs on their investments. Shareholders of a Fund incur two types of costs: (i) transaction costs,

including sales charges (loads) on purchase payments, reinvested dividends, or other distributions;

redemption fees; and exchange fees; and (ii) ongoing costs, including management fees, administrative services, and shareholder reports, among others. These ongoing costs, or operating expenses, are deducted from a fund’s gross income and reduce the investment return of the fund.

A fund’s expenses are expressed as a percentage of its average net assets, which is known as the expense ratio. The following examples are intended to help investors understand the ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The examples are based on an investment of $1,000 made at the beginning of the period and held for the entire six-month period beginning June 30, 2007 and ending December 31, 2007.

The following tables illustrate a Fund’s costs in two ways:

Table 1. Based on actual Fund return. This section helps investors estimate the actual expenses paid over the period. The “Ending Account Value” shown is derived from the Fund’s actual return, and the fourth column shows the dollar amount that would have been paid by an investor who started with $1,000 in the Fund. Investors may use the information here, together with the amount invested, to estimate the expenses paid over the period. Simply divide the Fund’s account value by $1,000 (for example, an

$8,600 account value divided by $1,000 = 8.6), then multiply the result by the number provided under the heading “Expenses Paid During Period.”

Table 2. Based on hypothetical 5% return. This section is intended to help investors compare a Fund’s cost with those of other mutual funds. The table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses paid during the period. The example is useful in making comparisons because the U.S. Securities and

Exchange Commission (the “SEC”) requires all mutual funds to calculate expenses based on the 5%

return. Investors can assess a Fund’s costs by comparing this hypothetical example with the hypothetical examples that appear in shareholder reports of other funds.

The calculations above assume no shares were bought or sold during the period. Actual costs may have been higher or lower, depending on the amount of investment and the timing of any purchases or redemptions.

Note that the expenses shown in the table are meant to highlight and help compare ongoing costs only and do not reflect any transactional costs which may be incurred by a Fund.

More information about a Fund’s expenses, including annual expense ratios for the past five years, can be found in the Financial Highlights section of this report. For additional information on operating expenses and other shareholder costs, please refer to the appropriate Fund prospectus.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

3

ABOUT SHAREHOLDERS’ FUND EXPENSES (Unaudited) (concluded)

Beginning

Ending

Expenses

Expense

Account Value

Account Value

Paid During

Ratio†

June 30, 2007

December 31, 2007

Period*

Table 1. Based on actual Fund return

Amerigo Fund

1.65%

$1,000.00

$1,039.90

$8.48

Clermont Fund

1.67%

1,000.00

1,012.20

8.47

Berolina Fund

1.65%

1,000.00

1,053.10

8.54

Table 2. Based on hypothetical 5% return

Amerigo Fund

1.65%

1,000.00

1,016.78

8.42

Clermont Fund

1.67%

1,000.00

1,016.68

8.52

Berolina Fund

1.65%

1,000.00

1,016.78

8.42

* Expenses are equal to the Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365. Expenses shown do not include fees charged by insurance companies.

† Annualized

4

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

PERFORMANCE REPORTS AND FUND PROFILES (Unaudited)

AMERIGO FUND

Cumulative Fund Performance:

July 1, 2003 – December 31, 2007

OBJECTIVE: Seeks long-term growth of capital

without regard to current income.

AMERIGO FUND

S&P 500 INDEX

$20,000

Inception:

July 1, 2003

$17,997

In 2007 Amerigo Fund was up 13.77%, outpacing the

$16,229

$15,000

S&P 500 Index which had a total return of 5.49%.

Although Amerigo Fund declined 0.84% in the fourth

$10,000

quarter, it still bested its S&P 500 benchmark, which

declined 3.36%.

$5,000

During the fourth quarter, the Fund’s single country

exposure to Europe and Asia was significantly reduced

as it shifted its focus more toward Latin America. As

$0

the year came to a close, approximately 34% of

07/01/03

12/31/03

12/31/04

12/31/05

12/31/06

12/31/07

Amerigo Fund’s portfolio was invested in international

securities. The Fund also trimmed its positions in gold and silver through profit taking activities. At the sector level, purchases dur-

ing the fourth quarter were concentrated in biotech, capital markets and large-cap growth in general.

The investment theme that Amerigo Fund continued to utilize as 2007 ended was to overweight those asset classes and sectors that are more closely linked to global economic growth in general—China’s growth in particular. As a result, Amerigo Fund remained overweight international securities, large capitalization companies and the “growth” asset class. Each was a positive contributor to Amerigo Fund’s performance.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIOD ENDED 12/31/07

SINCE

ONE

INCEPTION

YEAR

(07/01/03)

AMERIGO FUND

13.77%

13.95%

S&P 500 INDEX

5.49%

11.36%

The returns presented above do not reflect the effects of taxes. Past performance is no guarantee of future results. The S&P 500 Index is an unman-

aged stock index and, unlike the Fund, has no management fees or other operating expenses to reduce its reported returns. Returns are historical and include changes in principal and reinvested dividends and capital gains.

Industry Diversification (Market Exposure as % of Net Assets)

Ten Largest Holdings (% of Total Net Assets)

iShares Russell 1000 Growth

Index Fund

10.5%

100%

iShares MSCI Emerging Markets

Mutual Funds

Index Fund

9.2%

iShares MSCI EAFE Index Fund

7.7%

80%

Powershares QQQ

7.6%

iShares S&P Latin America 40

Index Fund

6.8%

60%

Exchange Traded

Vanguard Mid-Cap ETF

5.6%

Funds

iShares Russell Midcap Growth

40%

Index Fund

5.5%

SPDR Trust, Series 1

4.1%

Industrial Select Sector SPDR Fund

3.6%

20%

iShares Russell Midcap Index Fund

3.6%

Common

Top Ten Total

64.2%

Stock

0%

“Ten Largest Holdings” exclude any temporary

Amerigo Fund

cash or derivative investments.

“Industry Diversification (Market Exposure as % of Net Assets)” excludes any temporary cash investments.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

5

PERFORMANCE REPORTS AND FUND PROFILES (Unaudited) (continued)

CLERMONT FUND

Cumulative Fund Performance:

July 1, 2003 – December 31, 2007

OBJECTIVE: Seeks a combination of current income

and growth of capital.

CLERMONT FUND

S&P 500 INDEX

$20,000

Inception:

July 1, 2003

In 2007 Clermont Fund gained 6.23% edging out its

$16,229

$15,000

45% equity/55% bond benchmark which rose 6.17%.

$13,702

Clermont Fund declined 0.93% during the fourth quar-

$10,000

ter of 2007, underperforming its performance bench-

mark which declined 0.32%.

$5,000

Trading activity during the fourth quarter of 2007 was

modest. On the equity side, portfolio adjustments had

the net impact of increasing Clermont Fund’s emerg-

$0

07/01/03

12/31/03

12/31/04

12/31/05

12/31/06

12/31/07

ing market exposure to approximately 9% of its port-

folio. Reductions were made to mid-cap blend and

large-cap value asset classes. The reductions had the impact of further reducing Clermont Fund’s exposure to the consumer dis-

cretionary and financial sectors of the U.S. equity market. Clermont Fund’s overall equity holdings’ market cap continued to increase during the fourth quarter. As the quarter came to a close, Clermont Fund continued to overweight equities in its portfolio allocation. With respect to Clermont Fund’s fixed-income holdings, portfolio duration was unchanged at approximately 4.7 years.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIOD ENDED 12/31/07

SINCE

ONE

INCEPTION

YEAR

(07/01/03)

CLERMONT FUND

6.23%

7.25%

S&P 500 INDEX

5.49%

11.36%

SYNTHETIC BALANCED BENCHMARK*

6.17%

9.35%

The returns presented above do not reflect the effects of taxes. Past performance is no guarantee of future results. The S&P 500 Index is an unman-

aged stock index and, unlike the Fund, has no management fees or other operating expenses to reduce its reported returns. Returns are historical and include changes in principal and reinvested dividends and capital gains.

* Benchmark reflects a 45/55 ratio of the performance of the S&P 500 Index and the Lehman Brothers 1-5 Year Government Credit Index.

Industry Diversification (Market Exposure as % of Net Assets)

Ten Largest Holdings (% of Total Net Assets)

iShares Lehman Aggregate

Structured

Bond Fund

13.5%

Note

iShares MSCI EAFE Index Fund

9.7%

100%

SPDR Trust, Series 1

8.7%

Vanguard Total Bond Market ETF

6.3%

Mutual Funds

iShares Russell 1000 Growth

80%

Index Fund

5.9%

DIAMONDS Trust, Series I

4.9%

60%

iShares Lehman 7-10 Year

Exchange Traded

Treasury Bond Fund

3.8%

Funds

Vanguard Mid-Cap ETF

3.4%

40%

Vanguard Emerging Markets ETF

3.4%

iShares S&P Global Telecommunications

20%

Sector Index Fund

3.1%

Top Ten Total

62.7%

Common

Stock

"Ten Largest Holdings" exclude any temporary

0%

Clermont Fund

cash or derivative investments.

“Industry Diversification (Market Exposure as % of Net Assets)” excludes any temporary cash investments.

6

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

PERFORMANCE REPORTS AND FUND PROFILES (Unaudited) (concluded)

BEROLINA FUND

Cumulative Fund Performance:

November 10, 2006 – December 31, 2007

OBJECTIVE: Seeks to provide growth of capital

and total return.

BEROLINA FUND

S&P 500 INDEX

$13,000

Inception: November 10, 2006

In 2007 Berolina Fund rose 14.91%, easily outpacing

$12,000

its 75% equity/25% bond benchmark which gained

$11,832

5.92%. For the fourth quarter of 2007, Berolina Fund

$11,000

declined 0.88%, again outperforming its performance

$10,867

benchmark which declined 1.98%.

$10,000

Berolina Fund’s strong performance for the year was

driven by the Fund’s exposure to emerging market

equities, particularly Latin America. Berolina Fund

$9,000

11/10/06

12/31/06

03/31/07

06/30/07

09/30/07

12/31/07

continues to overweight growth relative to value at

the asset class level as well as large caps with respect

to market capitalization.

The portfolio’s bond duration was shortened slightly to enable the Fund to take a more aggressive tactical stance toward emerging market equities.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIOD ENDED 12/31/07

SINCE

ONE

INCEPTION

YEAR

(11/10/06)

BEROLINA FUND

14.91%

15.90%

S&P 500 INDEX

5.49%

7.57%

SYNTHETIC BALANCED BENCHMARK*

5.92%

2.39%

The returns presented above do not reflect the effects of taxes. Past performance is no guarantee of future results. The S&P 500 Index is an unman-

aged stock index and, unlike the Fund, has no management fees or other operating expenses to reduce its reported returns. Returns are historical and include changes in principal and reinvested dividends and capital gains.

* Benchmark reflects a 75/25 ratio of the performance of the S&P 500 Index and the Lehman Brothers 1-5 Year Government Credit Index.

Industry Diversification (Market Exposure as % of Net Assets)

Ten Largest Holdings (% of Total Net Assets)

iShares MSCI Emerging Markets

Index Fund

8.8%

Structured

First American Prime

100%

Notes

Obligations Fund

8.3%

Mutual Funds

iShares S&P Latin America 40

80%

Index Fund

7.0%

DIAMONDS Trust, Series I

5.9%

iShares MSCI Pacific ex-Japan

Index Fund

4.9%

60%

Exchange Traded

Funds

Consumer Staples Select Sector

40%

SPDR Fund

3.9%

Vanguard Pacific ETF

3.3%

KBW Capital Markets ETF

3.2%

20%

Vanguard Emerging Markets ETF

2.8%

Barclays Bank PLC ETF Plus Note

2.7%

Common

Top Ten Total

0%

Stocks

50.8%

Berolina Fund

“Ten Largest Holdings” exclude any temporary

cash or derivative investments.

“Industry Diversification (Market Exposure as % of Net Assets)” excludes any temporary cash investments.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

7

SCHEDULE OF INVESTMENTS

SCHEDULE OF INVESTMENTS

December 31, 2007

December 31, 2007

AMERIGO FUND

MARKET

MARKET

VALUE

VALUE

SHARES

(NOTE 1)

SHARES

(NOTE 1)

COMMON STOCKS 1.2%

Utilities Select Sector SPDR Fund†

35,000

$

1,481,550

iShares MSCI Japan Index Fund

100,000

1,323,000

Berkshire Hathaway, Inc. —

SPDR S&P International

Class A*

32

$

4,531,200

Small Cap ETF†

9,000

309,960

Total Common Stocks

Total Exchange Traded Funds

(Cost $3,122,136)

4,531,200

(Cost $299,192,425)

353,629,820

EXCHANGE TRADED FUNDS 97.0%

MUTUAL FUNDS 1.3%

iShares Russell 1000 Growth

First American Prime Obligations

Index Fund

632,000

38,412,960

Fund

4,547,794

4,547,794

iShares MSCI Emerging Markets

Total Mutual Funds

Index Fund†

224,000

33,667,200

(Cost $4,547,794)

4,547,794

iShares MSCI EAFE Index Fund

358,000

28,103,000

Powershares QQQ†

541,000

27,720,840

FACE

iShares S&P Latin America 40

AMOUNT

Index Fund†

99,000

24,628,230

SECURITIES LENDING COLLATERAL 37.4%

Vanguard Mid-Cap ETF†

270,000

20,447,100

Investment in Securities Lending Short Term

iShares Russell Midcap Growth

Investment Portfolio Held by

Index Fund†

177,000

20,133,750

U.S. Bank (Note 7)

$136,437,589

136,437,589

SPDR Trust, Series 1†

102,000

14,913,420

Total Securities Lending Collateral

Industrial Select Sector

(Cost $136,437,589)

136,437,589

SPDR Fund†

338,000

13,236,080

iShares Russell Midcap

Total Investments 136.9%

Index Fund†

125,000

12,975,000

(Cost $443,299,944)

$ 499,146,403

DIAMONDS Trust, Series I†

94,000

12,459,700

Liabilities in Excess of

Vanguard Pacific ETF

163,000

11,043,250

Other Assets – (36.9)%

$(134,453,592)

iShares Russell 2000 Index Fund†

141,000

10,738,560

Net Assets – 100.0%

$ 364,692,811

Materials Select Sector

SPDR Fund†

205,000

8,548,500

SPDR S&P Biotech ETF†

141,000

8,416,290

Energy Select Sector

SPDR Fund†

98,000

7,776,300

iShares MSCI Brazil Index Fund†

94,000

7,577,340

Vanguard Total Stock

Market ETF†

48,000

6,954,240

iShares FTSE/Xinhua China 25

Index Fund†

35,000

5,973,100

iShares MSCI Mexico Index Fund†

94,000

5,286,560

Vanguard Value ETF†

71,000

4,711,560

KBW Capital Markets ETF†

70,000

4,701,900

streetTracks Gold Trust*

47,000

3,870,920

iShares Silver Trust*†

26,000

3,821,220

SPDR MSCI ACWI ex-US ETF

70,000

2,888,200

iShares Russell 1000 Value

Index Fund

35,000

2,812,250

Vanguard Emerging Markets ETF†

26,000

2,711,800

Consumer Staples Select Sector

SPDR Fund†

79,000

2,275,200

iShares S&P Global

Telecommunications Sector

Index Fund†

28,000

2,168,040

iShares MSCI Pacific ex-Japan

Index Fund

10,000

1,542,800

* Non-Income Producing Security.

† All or a portion of this security is on loan at December 31, 2007 — See Note 7.

8

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

See Notes to Financial Statements.

SCHEDULE OF INVESTMENTS

December 31, 2007

CLERMONT FUND

MARKET

MARKET

VALUE

VALUE

SHARES

(NOTE 1)

SHARES

(NOTE 1)

COMMON STOCKS 1.4%

Eaton Vance Floating-Rate

Income Trust

17,000

$

265,370

Berkshire Hathaway, Inc. —

Technology Select Sector

Class A*

6

$

849,600

SPDR Fund†

9,000

239,940

Total Common Stocks

BlackRock Corporate High Yield

(Cost $513,712)

849,600

Fund VI, Inc.

17,000

200,090

BlackRock Corporate High Yield

EXCHANGE TRADED FUNDS 95.9%

Fund V, Inc.

17,000

198,900

iShares Lehman Aggregate Bond

Nuveen Floating Rate Income

Fund†

83,000

8,397,110

Opportunity Fund

17,000

195,840

iShares MSCI EAFE Index Fund

77,000

6,044,500

Nuveen Floating Rate

SPDR Trust, Series 1†

37,000

5,409,770

Income Fund

17,000

195,670

Vanguard Total Bond Market ETF†

51,000

3,927,000

Vanguard Intermediate-Term

iShares Russell 1000 Growth Index

Bond ETF†

2,000

154,420

Fund

60,000

3,646,800

Eaton Vance Senior Income Trust

17,000

121,380

DIAMONDS Trust, Series I†

23,000

3,048,650

BlackRock Corporate High Yield

iShares Lehman 7-10 Year Treasury

Fund, Inc.†

17,000

119,680

Bond Fund†

27,000

2,343,600

BlackRock Corporate High Yield

Vanguard Mid-Cap ETF†

28,000

2,120,440

Fund III, Inc.†

17,000

117,470

Vanguard Emerging Markets ETF

20,000

2,086,000

Dreyfus High Yield Strategies Fund

17,000

63,580

iShares S&P Global

Total Exchange Traded Funds

Telecommunications Sector

(Cost $54,697,475)

59,687,840

Index Fund†

25,000

1,935,750

Powershares QQQ†

36,000

1,844,640

MUTUAL FUNDS 1.5%

iShares S&P Latin America 40

First American Prime Obligations

Index Fund

7,000

1,741,390

Fund

964,947

964,947

iShares MSCI Emerging Markets

Total Mutual Funds

Index Fund†

11,000

1,653,300

(Cost $964,947)

964,947

KBW Capital Markets ETF†

23,000

1,544,910

Vanguard Pacific ETF

20,000

1,355,000

FACE

SPDR S&P Biotech ETF†

21,000

1,253,490

AMOUNT

Vanguard Consumer Staples

STRUCTURED NOTES†† 0.6%

VIPERs

17,000

1,203,430

Barclays Bank PLC

Van Kampen Senior Income Trust†

153,000

1,064,880

ETF Plus Notes at 2.15%

SPDR S&P International Small

due 10/06/08

$

400,000

402,280

Cap ETF†

29,000

998,760

Total Structured Notes

Vanguard Utilities ETF

9,000

789,390

(Cost $399,700)

402,280

Industrial Select Sector SPDR

Fund†

19,000

744,040

SECURITIES LENDING COLLATERAL 36.8%

SPDR MSCI ACWI ex-US ETF†

18,000

742,680

Investment in Securities Lending Short Term

Vanguard Short-Term Bond ETF†

9,000

693,450

Investment Portfolio Held by

iShares Russell 2000 Index Fund†

9,000

685,440

U.S. Bank (Note 7)

22,928,134

22,928,134

Utilities Select Sector SPDR Fund†

15,000

634,950

Total Securities Lending Collateral

Vanguard Small-Cap ETF

9,000

613,980

(Cost $22,928,134)

22,928,134

iShares Russell 1000 Value Index

Fund

6,000

482,100

Total Investments 136.2%

BlackRock Floating Rate Income

(Cost $79,503,968)

$

84,832,801

Strategies Fund Inc

17,000

271,660

Liabilities in Excess of

BlackRock Floating Rate Income

Other Assets – (36.2)%

$  (22,569,030)

Strategies Fund II Inc

17,000

269,280

Pioneer Floating Rate Trust

17,000

269,110

Net Assets – 100.0%

$

62,263,771

* Non-Income Producing Security.

† All or a portion of this security is on loan at December 31, 2007 — See Note 7.

†† Variable rate coupon linked to the iShares MSCI Emerging Markets Index Fund.

See Notes to Financial Statements.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

9

SCHEDULE OF INVESTMENTS

SCHEDULE OF INVESTMENTS

December 31, 2007

December 31, 2007

BEROLINA FUND

MARKET

MARKET

VALUE

VALUE

SHARES

(NOTE 1)

SHARES

(NOTE 1)

COMMON STOCKS 2.1%

iShares Dow Jones US Oil

Equipment & Services

Berkshire Hathaway, Inc. —

Index Fund†

17,000

$

1,094,120

Class A*

7

$

991,200

Vanguard Large-Cap ETF†

16,000

1,052,320

Altria Group, Inc.

1,700

128,486

Vanguard Growth ETF

16,000

1,033,280

American States Water Co.

3,300

124,344

iShares Silver Trust*†

7,000

1,028,790

UST, Inc.†

2,200

120,560

iShares Lehman Aggregate

California Water Service Group†

3,200

118,464

Bond Fund†

10,000

1,011,700

British American Tobacco PLC —

KBW Insurance ETF†

19,000

1,006,620

SP ADR†

1,500

117,840

Energy Select Sector SPDR Fund†

12,000

952,200

Aqua America, Inc.†

5,400

114,480

SPDR S&P Oil & Gas Equipment

Fortune Brands, Inc.

1,300

94,068

& Services ETF†

23,000

933,800

Total Common Stocks

Technology Select Sector

(Cost $1,775,364)

1,809,442

SPDR Fund†

34,000

906,440

iShares MSCI Brazil Index Fund†

9,000

725,490

EXCHANGE TRADED FUNDS 87.6%

Vanguard FTSE All-World ex-US

iShares MSCI Emerging Markets

Index ETF

12,000

704,040

Index Fund†

50,000

7,515,000

SPDR S&P China ETF

6,000

539,100

iShares S&P Latin America 40

BlackRock Floating Rate Income

Index Fund†

24,000

5,970,480

Strategies Fund Inc

33,000

527,340

DIAMONDS Trust, Series I†

38,000

5,036,900

SPDR S&P Emerging Asia

iShares MSCI Pacific ex-Japan

Pacific ETF

6,000

524,580

Index Fund†

27,000

4,165,560

BlackRock Floating Rate Income

Consumer Staples Select Sector

Strategies Fund II Inc

33,000

522,720

SPDR Fund†

114,000

3,283,200

Pioneer Floating Rate Trust

33,000

522,390

Vanguard Pacific ETF†

41,000

2,777,750

Eaton Vance Floating-Rate

KBW Capital Markets ETF†

40,000

2,686,800

Income Trust

33,000

515,130

Vanguard Emerging Markets ETF†

23,000

2,398,900

BlackRock Corporate High Yield

Powershares QQQ†

41,000

2,100,840

Fund VI, Inc.†

33,000

388,410

SPDR S&P Biotech ETF

35,000

2,089,150

BlackRock Corporate High Yield

SPDR MSCI ACWI ex-US ETF†

39,000

1,609,140

Fund V, Inc.

33,000

386,100

Vanguard Mid-Cap ETF

21,000

1,590,330

Nuveen Floating Rate Income

Vanguard Total Bond Market ETF†

20,000

1,540,000

Opportunity Fund†

33,000

380,160

iShares FTSE/Xinhua China 25

Nuveen Floating Rate Income

Index Fund†

9,000

1,535,940

Fund

33,000

379,830

Industrial Select Sector SPDR

iPath Dow Jones-AIG Commodity

Fund†

39,000

1,527,240

Index Total Return ETN*

5,600

314,832

iShares Russell 2000 Index Fund†

20,000

1,523,200

Van Kampen Senior Income Trust†

40,000

278,400

iShares MSCI Mexico Index Fund†

24,000

1,349,760

Eaton Vance Senior Income Trust†

33,000

235,620

iShares Russell 1000 Growth

BlackRock Corporate High Yield

Index Fund†

22,000

1,337,160

Fund, Inc.†

33,000

232,320

iShares MSCI EAFE Index Fund

17,000

1,334,500

BlackRock Corporate High Yield

Materials Select Sector SPDR

Fund III, Inc.†

33,000

228,030

Fund†

32,000

1,334,400

iShares Dow Jones U.S.

streetTracks Gold Trust*†

16,000

1,317,760

Transportation Index Fund†

2,000

162,500

SPDR S&P BRIC 40 ETF†

41,000

1,316,100

Dreyfus High Yield Strategies

SPDR S&P International Small

Fund†

33,000

123,420

Cap ETF†

35,000

1,205,400

Total Exchange Traded Funds

iShares S&P Global

(Cost $67,840,329)

74,416,642

Telecommunications Sector

Index Fund†

15,000

1,161,450

10

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

See Notes to Financial Statements.

SCHEDULE OF INVESTMENTS (concluded)

December 31, 2007

BEROLINA FUND

MARKET

VALUE

SHARES

(NOTE 1)

MUTUAL FUNDS 8.3%

First American Prime Obligations

Fund

7,017,058

$

7,017,058

Total Mutual Funds

(Cost $7,017,058)

7,017,058

FACE

AMOUNT

STRUCTURED NOTES†† 2.7%

Barclays Bank PLC

ETF Plus Notes at 2.10%

due 09/08/08

$ 1,100,000

1,234,310

Barclays Bank PLC

ETF Plus Notes at 2.00%

due 11/08/08

1,150,000

1,033,850

Total Structured Notes

(Cost $2,249,000)

2,268,160

SECURITIES LENDING COLLATERAL 37.2%

Investment in Securities Lending Short Term

Investment Portfolio Held by

U.S. Bank (Note 7)

31,595,456

31,595,456

Total Securities Lending Collateral

(Cost $31,595,456)

31,595,456

Total Investments 137.9%

(Cost $110,477,207)

$ 117,106,758

Liabilities in Excess of

Other Assets – (37.9)%

$  (32,185,386)

Net Assets – 100.0%

$

84,921,372

* Non-Income Producing Security.

† All or a portion of this security is on loan at December 31, 2007 — See Note 7.

†† Variable rate coupon linked to the iShares MSCI Emerging Markets Index Fund.

ADR — American Depository Receipt.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

11

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2007

Amerigo

Clermont

Berolina

Fund

Fund

Fund

ASSETS

Investment Securities* (Notes 1, 2 and 7)

$499,146,403

$84,832,801

$117,106,758

Cash

51,194

25,486

127,435

Receivable for Fund Shares Sold

46,526

53,179

—

Investment Income Receivable (Note 1)

2,640,715

431,017

776,850

Total Assets

501,884,838

85,342,483

118,011,043

LIABILITIES

Payable upon Return of Securities Loaned (Note 7)

136,437,589

22,928,134

31,595,456

Payable for Securities Purchased (Note 1)

—

—

1,332,140

Payable for Fund Shares Redeemed

64,301

9,854

16,181

Investment Advisory Fees Payable (Note 3)

268,794

46,558

63,205

Transfer Agent and Administrative Fees Payable (Note 3)

74,665

12,933

17,557

Distribution and Service Fees Payable (Note 3)

74,665

12,933

17,557

Portfolio Accounting Fees Payable (Note 3)

27,536

5,173

7,023

Custody Fees Payable

8,960

2,410

2,107

Other Liabilities

235,517

60,717

38,445

Total Liabilities

137,192,027

23,078,712

33,089,671

NET ASSETS

$364,692,811

$62,263,771

$

84,921,372

NET ASSETS CONSIST OF

Paid-In Capital

$304,434,010

$55,712,652

$

76,634,647

Undistributed Net Investment Income

957,147

650,300

828,032

Accumulated Net Realized Gain on Investments

3,455,195

571,986

829,142

Net Unrealized Appreciation on Investments

55,846,459

5,328,833

6,629,551

NET ASSETS

$364,692,811

$62,263,771

$

84,921,372

SHARES OUTSTANDING

9,320,234

2,323,989

2,930,270

NET ASSET VALUES

$39.13

$26.79

$28.98

* The cost of investments is $443,299,944, $79,503,968, and $110,477,207, respectively.

12

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

See Notes to Financial Statements.

STATEMENTS OF OPERATIONS

Year Ended December 31, 2007

Amerigo

Clermont

Berolina

Fund

Fund

Fund

INVESTMENT INCOME

Interest (Note 1)

$

—

$

7,385

$

40,295

Income from Securities Lending, net (Note 7)

980,252

163,910

227,796

Dividends, Net of Foreign Tax Withheld* (Note 1)

5,084,175

2,032,731

1,655,592

Total Income

6,064,427

2,204,026

1,923,683

EXPENSES

Investment Advisory Fees (Note 3)

2,836,796

594,407

620,680

Transfer Agent and Administrative Fees (Note 3)

787,999

165,113

172,411

Portfolio Accounting Fees (Note 3)

298,899

66,045

68,964

Trustees’ Fees**

24,429

7,398

3,583

Service Fees (Note 3)

787,999

165,113

172,411

Custody Fees

82,436

21,966

19,647

Miscellaneous

309,919

62,232

64,775

Total Expenses

5,128,477

1,082,274

1,122,471

Net Investment Income

935,950

1,121,752

801,212

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS (NOTE 1)

Net Realized Gain on:

Investment Securities

15,584,666

8,438,619

1,941,896

Realized Gain Distributions Received from Underlying Funds

50,631

21,373

39,009

Securities Sold Short

—

—

2

Total Net Realized Gain

15,635,297

8,459,992

1,980,907

Net Change in Unrealized Appreciation (Depreciation) on:

Investment Securities

22,707,195

(5,100,549)

6,601,470

Net Change in Unrealized Appreciation (Depreciation)

22,707,195

(5,100,549)

6,601,470

Net Gain on Investments

38,342,492

3,359,443

8,582,377

Net Increase in Net Assets from Operations

$ 39,278,442

$

4,481,195

$

9,383,589

* Foreign tax withheld of $0, $0, and $1,071 respectively.

** Relates to Trustees not deemed "interested persons" within the meaning of Section 2(a)(19) of the 1940 Act.

See Notes to Financial Statements.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

13

STATEMENTS OF CHANGES IN NET ASSETS

Amerigo Fund

Clermont Fund

Year

Year

Year

Year

Ended

Ended

Ended

Ended

December 31,

December 31,

December 31,

December 31,

2007

2006

2007

2006

FROM OPERATIONS

Net Investment Income

$

935,950

$

1,327,025

$

1,121,752

$

1,737,368

Net Realized Gain (Loss) on Investments

15,635,297

18,537,047

8,459,992

3,172,515

Net Change in Unrealized Appreciation

(Depreciation) on Investments

22,707,195

8,752,483

(5,100,549)

4,410,733

Net Increase in Net Assets from Operations

39,278,442

28,616,555

4,481,195

9,320,616

Distributions to Shareholders from: (Note 1)**

Net Investment Income

(1,267,780)

(246,208)

(1,188,265)

(2,136,199)

Realized Gain on Investments

(13,487,428)

(22,917,409)

(8,572,083)

(4,371,169)

Total Distributions to Shareholders

(14,755,208)

(23,163,617)

(9,760,348)

(6,507,368)

SHARE TRANSACTIONS

Proceeds from Shares Purchased

110,973,073

81,902,262

38,517,427

26,167,078

Value of Shares Purchased through

Dividend Reinvestment

14,755,208

23,163,617

9,760,348

6,507,368

Cost of Shares Redeemed

(64,968,711)

(27,601,568)

(80,543,715)

(44,346,226)

Net Increase (Decrease) in Net Assets

From Share Transactions

60,759,570

77,464,311

(32,265,940)

(11,671,780)

Net Increase (Decrease) in Net Assets

85,282,804

82,917,249

(37,545,093)

(8,858,532)

NET ASSETS—BEGINNING OF PERIOD

279,410,007

196,492,758

99,808,864

108,667,396

NET ASSETS—END OF PERIOD

$ 364,692,811

$ 279,410,007

$ 62,263,771

$

99,808,864

Undistributed Net Investment Income—

End of Period

$

957,147

$

1,327,583

$

650,300

$

724,615

* Since the commencement of operations: November 10, 2006.

** For financial reporting purposes, certain distributions from net investment income for federal income tax purposes have been reclassified to distributions from realized gains.

14

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

See Notes to Financial Statements.

Berolina Fund

Year

Year

Ended

Ended

December 31,

December 31,

2007

2006*

$

801,212

$

144,792

1,980,907

(98)

6,601,470

28,081

9,383,589

172,775

—

(146,400)

(1,124,847)

—

(1,124,847)

(146,400)

69,340,664

20,302,822

1,124,848

146,400

(13,791,956)

(486,523)

56,673,556

19,962,699

64,932,298

19,989,074

19,989,074

—

$ 84,921,372

$19,989,074

$

828,032

$

—

See Notes to Financial Statements.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

15

FINANCIAL HIGHLIGHTS

This table is presented to show selected data for a share outstanding throughout each period, and to assist shareholders in evaluating a Fund’s performance for the periods presented.

RATIOS TO

AVERAGE NET ASSETS:

Net Realized

Net Increase

NET ASSET

and

in Net Asset

Distributions

Distributions

Net Increase

NET ASSET

Net Assets,

VALUE,

Net

Unrealized

Value

from Net

from Net

(Decrease) in

VALUE,

Total

Net

Portfolio

End of

BEGINNING

Investment

Gains

Resulting from

Investment

Realized

Total

Net Asset

END OF

Investment

Total

Investment

Turnover

Period (000’s

Year Ended

OF PERIOD

Income†

on Securities

Operations

Income§

Gains§

Distributions

Value

PERIOD

Return†††

Expenses***

Income

Rate

omitted)

Amerigo Fund

December 31, 2007

$35.83

$ .12

$ 4.85

$ 4.97

$ (.14)

$ (1.53)

$ (1.67)

$ 3.30

$39.13

13.77%

1.63%

0.32%

88%

$ 364,693

December 31, 2006

34.78

.21

4.06

4.27

(.03)

(3.19)

(3.22)

1.05

35.83

12.30%

1.64%

0.57%

299%

279,410

December 31, 2005

32.18

.05

2.94

2.99

(.04)

(.35)

(.39)

2.60

34.78

9.35%

1.64%

0.15%

82%

196,493

December 31, 2004

28.99

.08

3.13

3.21

(.02)

—

(.02)

3.19

32.18

11.09%

1.63%

0.27%

149%

127,059

December 31, 2003*

25.00

.07

3.92

3.99

—

—

—

3.99

28.99

15.96%

1.71%**

0.53%**

63%

45,839

Clermont Fund

December 31, 2007

29.90

.53

1.40

1.93

(.61)

(4.43)

(5.04)

(3.11)

26.79

6.23%

1.64%

1.73%

163%

62,264

December 31, 2006

29.41

.46

1.98

2.44

(.64)

(1.31)

(1.95)

.49

29.90

8.34%

1.63%

1.51%

197%

99,809

December 31, 2005

28.57

.33

.78

1.11

(.17)

(.10)

(.27)

.84

29.41

3.92%

1.64%

1.15%

129%

108,667

December 31, 2004

27.05

.32

1.27

1.59

(.07)

—

(.07)

1.52

28.57

5.89%

1.63%

1.17%

124%

91,092

December 31, 2003*

25.00

.29

1.76

2.05

—

—

—

2.05

27.05

8.20%

1.71%**

2.29%**

113%

22,277

Berolina Fund

December 31, 2007

25.55

.34

3.48

3.82

—

(.39)

(.39)

3.43

28.98

14.91%

1.62%

1.22%

171%

84,921

December 31, 2006*

25.00

.40

0.34

0.74

(.19)

—

(.19)

0.55

25.55

2.96%

1.63%**

10.65%**††

13%

19,989

* Since the commencement of operations:

July 1, 2003 — Amerigo Fund and Clermont Fund;

November 10, 2006 — Berolina Fund.

** Annualized

*** Does not include expenses of the underlying funds in which the Funds invest.

† Calculated using the average daily shares outstanding for the year.

†† Income ratios for the year ended December 31, 2006 were calculated for an abbreviated time frame and are not indicative of future class performance.

††† Total investment return does not reflect the impact of any additional fees charged by insurance companies and has not been annualized.

§ For financial reporting purposes, certain distributions from net investment income for federal income tax purposes have been reclassified to distributions from realized gains.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Significant Accounting Policies

by marking the contracts to their current realized settlement

Organization

prices. Financial futures contracts are valued at the last

The Rydex Variable Trust (the “Trust”), a Delaware business

quoted sales price, usually as of 4:00 p.m. on the valuation trust, is registered with the SEC under the Investment

date. In the event that the exchange for a specific futures

Company Act of 1940 (the “1940 Act”) as a non-diversified,

contract closes earlier than 4:00 p.m., the futures contract is open-ended investment company and is authorized to issue

valued at the Official Settlement Price of the exchange.

an unlimited number of no par value shares. The Trust offers

However, the underlying securities from which the futures

shares of the Funds to insurance companies for their

contract value is derived are monitored until 4:00 p.m. to

variable annuity and variable life insurance contracts.

determine if fair valuation would provide a more accurate

valuation. Short-term securities, if any, are valued at

At December 31, 2007, the Trust consisted of fifty-five

amortized cost, which approximates market value.

separate Funds: twenty-three Benchmark Funds, one Money

Market Fund, eight Alternative Strategy Funds, seventeen

The value of domestic equity index swap agreements

Sector Funds, three Essential Portfolio Funds and three CLS

entered into by the Funds is accounted for using the

AdvisorOne Funds. This report covers the CLS AdvisorOne

unrealized gain or loss on the agreements that is

Funds (the “Funds”), while the Benchmark Funds, the

determined by marking the agreements to the last quoted

Money Market Fund, the Alternative Strategy Funds, the

value of the index that the swap pertains to at the close of

Sector Funds, and Essential Portfolio Funds are contained in the NYSE, usually 4:00 p.m. The swap’s market value is then

separate reports.

adjusted to include dividends accrued, financing charges

and/or interest associated with the swap agreements.

Each Fund invests primarily in ETFs (“underlying funds”),

acting similar to a “fund of funds”. The Funds seek to

Investments for which market quotations are not readily

achieve their investment objectives by investing in

available are valued at fair value as determined in good faith underlying funds, in conjunction with a sparse amount of

by Rydex Investments, under direction of the Board of

additional securities.

Trustees using methods established or ratified by the Board

of Trustees. These methods include, but are not limited to:

Rydex Investments provides advisory, transfer agent and

(i) general information as to how these securities and assets administrative services, and accounting services to the Trust.

trade; (ii) in connection with futures contracts and options

Rydex Distributors, Inc. (the “Distributor”) acts as principal thereupon, and other derivative investments, information as

underwriter for the Trust. Both Rydex Investments and the

to how (a) these contracts and other derivative investments

Distributor are affiliated entities.

trade in the futures or other derivative markets, respectively,

Clarke Lanzen Skalla Investment Firm, LLC serves as

and (b) the securities underlying these contracts and other

investment sub-advisor to the Funds and is responsible for

derivative investments trade in the cash market; and (iii)

the day-to-day management of each Fund’s portfolio.

other information and considerations, including current

values in related markets.

Significant Accounting Policies

The following significant accounting policies are in

B. Securities transactions are recorded on the trade date for conformity with U.S. generally accepted accounting

financial reporting purposes.Realized gains and losses from

principles and are consistently followed by the Trust. All

securities transactions are recorded using the identified cost time references are based on Eastern Time. The

basis. Proceeds from lawsuits related to investment holdings information contained in these notes may not apply to

are recorded as realized gains in the respective Fund.

every Fund in the Trust.

Dividend income is recorded on the ex-dividend date, net

of applicable taxes withheld by foreign countries. Interest

A. Traditional open-end investment companies (“Mutual

income, including amortization of premiums and accretion

Funds”) are valued at their Net Asset Value (the “NAV”) as

of discount, is accrued on a daily basis.

of the close of business, usually 4:00 p.m. on the valuation date. Exchange Traded Funds (“ETFs”) and closed-end

C. Distributions of net investment income and net realized

investment companies (“closed-end funds”) are valued at

capital gains are recorded on the ex-dividend date and are

the last quoted sales price.

determined in accordance with income tax regulations

which may differ from U.S. generally accepted accounting

Equity securities listed on an exchange (New York Stock

principles. These differences are primarily due to differing

Exchange (“NYSE”) or American Stock Exchange) are

treatments for items such as deferral of wash sales and

valued at the last quoted sales price as of close of business post-October losses and regulated futures contracts and

on the NYSE, usually 4:00 p.m. on the valuation date. Equity options. Net investment income and loss, net realized gains

securities listed on the Nasdaq market system are valued at

and losses, and net assets are not affected by these

the Nasdaq Official Closing Price, usually as of 4:00 p.m. on differences.

the valuation date. Over-the-Counter options held by the

Trust are valued using the average bid price obtained from

D. When a Fund engages in a short sale of an equity or

one or more security dealers. The value of futures contracts fixed income security, an amount equal to the proceeds is

purchased and sold by the Trust is accounted for using the

reflected as an asset and an equivalent liability. The amount unrealized gain or loss on the contracts that is determined

of the liability is subsequently marked-to-market to reflect the market value of the short sale. The Fund maintains a

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

17

NOTES TO FINANCIAL STATEMENTS (continued)

segregated account of cash and/or securities as collateral

or the change in market value of a different equity security,

for short sales. The Fund is exposed to market risk based on basket of equity securities, equity index or domestic

the amount, if any, that the market value of the security

currency index. Swap agreements are used to obtain

exceeds the market value of the securities in the

exposure to an equity or market without owning or taking

segregated account. Fees, if any, paid to brokers to borrow

physical custody of securities. The swap agreements are

securities in connection with short sales are considered part marked-to-market daily based upon quotations from market

of the cost of short sale transactions. In addition, the Fund makers and the change, if any, is recorded as unrealized

must pay out the dividend rate of the equity or coupon rate

gain or loss. Payments received or made as a result of an

of the treasury obligation to the lender and records this as agreement or termination of the agreement are recognized

an expense. Short dividends or interest expense is a cost

as realized gains or losses.

associated with the investment objective of short sales

The Trust may enter into credit default swap agreements

transactions, rather than an operational cost associated with where one party, the protection buyer, makes an upfront or

the day-to-day management of any mutual fund.

periodic payment to counterparty, the protection seller, in

E. Upon the purchase of an option by a Fund, the premium

exchange for the right to receive a contingent payment.

paid is recorded as an investment, the value of which is

The maximum amount of the payment may equal the

marked-to-market daily. When a purchased option expires,

notional amount, at par, of the underlying index or security that Fund will realize a loss in the amount of the cost of the as a result of a related credit event. Upfront payments

option. When a Fund enters into a closing sale transaction,

received or made by a Fund, are amortized over the

that Fund will realize a gain or loss depending on whether

expected life of the agreement. Periodic payments received

the proceeds from the closing sale transaction are greater

or paid by a Fund are recorded as realized gains or losses.

or less than the cost of the option. When a Fund exercises a

The credit default contracts are marked-to-market daily

put option, that Fund will realize a gain or loss from the sale based upon quotations from market makers and the

of the underlying security and the proceeds from such sale

change, if any, is recorded as unrealized gain or loss.

will be decreased by the premium originally paid. When a

Payments received or made as a result of a credit event or

Fund exercises a call option, the cost of the security

termination of the contract are recognized, net of a

purchased by that Fund upon exercise will be increased by

proportional amount of the upfront payment, as realized

the premium originally paid. When a Fund writes (sells) an

gains or losses.

option, an amount equal to the premium received is

H. The Trust may invest in structured notes, which are over-

entered in that Fund’s accounting records as an asset and

the-counter contracts linked to the performance of an

equivalent liability. The amount of the liability is

underlying benchmark such as interest rates, equity

subsequently marked-to-market to reflect the current value

markets, equity indices, commodities indices, corporate

of the option written. When a written option expires, or if a credits or foreign exchange markets. A structured note is a

Fund enters into a closing purchase transaction, that Fund

type of bond in which an issuer borrows money from

realizes a gain (or loss if the cost of a closing purchase

investors and pays back the principal, adjusted for

transaction exceeds the premium received when the option

performance of the underlying benchmark, at a specified

was sold).

maturity date. In addition, the contract may require periodic

F. The Trust may enter into stock and bond index futures

interest payments. Structured notes are used to obtain

contracts and options on such futures contracts. Futures

exposure to a market without owning or taking physical

contracts are contracts for delayed delivery of securities at a custody of securities or commodities. Fluctuations in value

specified future delivery date and at a specific price. Upon of the structured notes are recorded as unrealized gains and entering into a contract, a Fund deposits and maintains as

losses in the accompanying financial statements. Coupon

collateral such initial margin as required by the exchange on payments are recorded as income while net payments are

which the transaction is effected. Pursuant to the contract,

recorded as net realized gains or losses.

the Fund agrees to receive from or pay to the broker an

I. Investment securities and other assets and liabilities

amount of cash equal to the daily fluctuation in value of the denominated in foreign currencies are translated into U.S.

contract. Such receipts or payments are known as variation

dollar amounts at the date of valuation. Purchases and sales margin and are recorded by the Fund as unrealized gains or

of investment securities and income and expense items

losses. When the contract is closed, the Fund records a

denominated in foreign currencies are translated into U.S.

realized gain or loss equal to the difference between the

dollar amounts on the respective dates of such transactions.

value of the contract at the time it was opened and the

The Trust does not isolate that portion of the results of

value at the time it was closed.

operations resulting from changes in foreign exchange rates

G. The Trust may enter into domestic equity index and

on investments from the fluctuations arising from changes in domestic currency index swap agreements, which are over-

market prices of securities held. Such fluctuations are

the-counter contracts in which one party agrees to make

included with the net realized and unrealized gain and loss

periodic payments based on the change in market value of

from investments.

a specified equity security, basket of equity securities,

Reported net realized foreign exchange gains or losses arise equity index or domestic currency index, in return for

from sales of foreign currencies and currency gains or losses periodic payments based on a fixed or variable interest rate

18

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS (continued)

realized between the trade and settlement dates on

made against the Funds and/or their affiliates that have not investment transactions. Net unrealized exchange gains and

yet occurred. However, based on experience, the Funds

losses arise from changes in the fair values of assets and

expect the risk of loss to be remote.

liabilities other than investments in securities at the fiscal

Short sales are transactions in which a Fund sells an equity period end, resulting from changes in exchange rates.

or fixed income security it does not own. If the security sold

J. The Trust may enter into forward currency contracts

short decreases in price between the time the Fund sells the primarily to hedge against foreign currency exchange rate

security and closes its short position, that Fund will realize a risks on its non-U.S. dollar denominated investment

gain on the transaction. Conversely, if the security increases securities. When entering into a forward currency contract, a in price during the period, that Fund will realize a loss on

Fund agrees to receive or deliver a fixed quantity of foreign the transaction. The risk of such price increases is the

currency for an agreed-upon price on an agreed future date.

principal risk of engaging in short sales.

These contracts are valued daily and the corresponding

The risk associated with purchasing options is limited to the unrealized gain or loss on the contracts, as measured by the premium originally paid. The risk in writing a covered call

difference between the forward foreign exchange rates at

option is that a Fund may forego the opportunity for profit

the dates of entry into the contracts and the forward rates at if the market price of the underlying security increases and the reporting date, is included in the Statement of Assets

the option is exercised. The risk in writing a covered put

and Liabilities. Realized and unrealized gains and losses are option is that a Fund may incur a loss if the market price of included in the Statement of Operations.

the underlying security decreases and the option is

K. The Funds may also purchase American Depository

exercised. In addition, there is the risk that a Fund may not

Receipts, U.S. Government securities, and enter into

be able to enter into a closing transaction because of an

repurchase agreements.

illiquid secondary market or, for over-the-counter options,

L. The Funds may leave cash overnight in their cash account

because of the counterparty’s inability to perform.

with the custodian, U.S. Bank. Periodically, a Fund may have

There are several risks in connection with the use of futures cash due to the custodian bank as an overdraft balance. A

contracts. Risks may be caused by an imperfect correlation

fee is incurred on this overdraft, calculated by multiplying between movements in the price of the instruments and the

the overdraft by a rate based on the federal funds rate.

price of the underlying securities. In addition, there is the

Segregated cash with the broker is held as collateral for

risk that a Fund may not be able to enter into a closing

investments in derivative instruments such as futures

transaction because of an illiquid secondary market.

contracts and index swap agreements.

There are several risks associated with the use of structured

M. Certain U.S. Government and Agency Obligations are

notes. Structured securities are leveraged, thereby

traded on a discount basis; the interest rates shown on the

providing an exposure to the underlying benchmark of

Schedules of Investments reflect the discount rates paid at

three times the face amount and increasing the volatility of the time of purchase by the Funds. Other securities bear

each note relative to the change in the underlying linked

interest at the rates shown, payable at fixed dates through

financial instrument. A highly liquid secondary market may

maturity.

not exist for the structured notes a Fund invests in, which

N. The preparation of financial statements in conformity

may make it difficult for that Fund to sell the structured

with U.S. generally accepted accounting principles requires

notes it holds at an acceptable price or to accurately value management to make estimates and assumptions that affect

them. In addition, structured notes are subject to the risk

the reported amount of assets and liabilities and disclosure that the counterparty to the instrument, or issuer, might not of contingent assets and liabilities at the date of the

pay interest when due or repay principal at maturity of the

financial statements and the reported amounts of revenues

obligation. Although the Trust will not invest in any

and expenses during the reporting period. Actual results

structured notes unless Rydex Investments believes that the

could differ from these estimates.

issuer is creditworthy, a Fund does bear the risk of loss of the amount expected to be received in the event of the

2. Financial Instruments

default or bankruptcy of the issuer.

As part of its investment strategy, the Funds, as well as the

There are several risks associated with the use of swap

underlying funds they invest in may utilize short sales and a agreements that are different from those associated with

variety of derivative instruments, including options, futures,

ordinary portfolio securities transactions, due to the fact

options on futures, structured notes, and swap agreements.

that they could be considered illiquid. Although the Trust

These investments involve, to varying degrees, elements of

will not enter into any swap agreement unless Rydex

market risk and risks in excess of the amounts recognized in

Investments believes that the other party to the transaction the Statements of Assets and Liabilities.

is creditworthy, the Funds bear the risk of loss of the

Throughout the normal course of business, the Funds enter

amount expected to be received under a swap agreement

into contracts that contain a variety of representations and in the event of the default or bankruptcy of the agreement

warranties which provide general indemnifications. The

counterparty.

Funds’ maximum exposure under these arrangements is

unknown, as this would involve future claims that may be

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

19

NOTES TO FINANCIAL STATEMENTS (continued)

There are several risks associated with credit default swaps.

next $250 million of the average daily net assets, 0.05% on

0.03% on the average daily net assets over $750 million of

the next $250 million of the average daily net assets, and

Credit default swaps involve the exchange of a fixed-rate

each of the Funds.

premium for protection against the loss in value of an

Rydex Investments engages external service providers to

underlying debt instrument in the event of a defined credit

perform other necessary services for the Trust, such as

event (such as payment default or bankruptcy). Under the

auditing services, legal services, printing and mailing, etc., on terms of the swap, one party acts as a “guarantor,”

a pass-through basis. Such expenses vary from Fund to Fund

receiving a periodic payment that is a fixed percentage

and are allocated to the Funds based on relative net assets.

applied to a notional principal amount. In return, the party agrees to purchase the notional amount of the underlying

The Trust has adopted a Distribution Plan for which the

instrument, at par, if a credit event occurs during the term of

Distributor, and other firms that provide shareholder services the swap. A Fund may enter into credit default swaps in

(“Service Providers”) may receive compensation. The Trust

which that Fund or its counterparty acts as guarantor. By

will pay fees to the Distributor at an annual rate not to

acting as the guarantor of a swap, that Fund assumes the

exceed 0.25% of average daily net assets. The Distributor in market and credit risk of the underlying instrument,

turn, will compensate Service Providers for providing such

including liquidity and loss of value.

services, while retaining a portion of such payments to

compensate itself for shareholder services it performs.

In conjunction with the use of short sales, options, futures,

options on futures, and swap agreements, the Funds are

In addition, at an Organization Meeting on February 14,

required to maintain collateral in various forms. The Funds

2003, the Board approved the use of a Distribution Plan for

use, where appropriate, depending on the financial

which the Distributor and other Service Providers may

instrument utilized and the broker involved, margin deposits receive compensation. If a Service Provider provides

at the broker, cash and/or securities segregated at the

distribution services, the Trust will pay distribution fees to custodian bank, discount notes, or the repurchase

the Distributor at an annual rate not to exceed 0.25% of

agreements allocated to each Fund.

average daily net assets, pursuant to Rule 12b-1 of the 1940

Act. The Distributor, in turn, will pay the Service Provider

The risks inherent in the use of short sales, options, futures out of its fees. The Distributor may, at its discretion, retain a contracts, options on futures contracts, structured notes,

portion of such payments to compensate itself for

and swap agreements, include i) adverse changes in the

distribution services. Although approved, at December 31,

value of such instruments; ii) imperfect correlation between

2007, this plan was not being utilized.

the price of the instruments and movements in the price of

the underlying securities, indices, or futures contracts; iii) the

Certain officers and trustees of the Trust are also officers of possible absence of a liquid secondary market for any

Rydex Investments.

particular instrument at any time; and iv) the potential of

4. Federal Income Tax Information

counterparty default.

The Funds intend to comply with the provisions of

The Trust has established strict counterparty credit

Subchapter M of the Internal Revenue Code applicable to

guidelines and enters into transactions only with financial

regulated investment companies and will distribute

institutions of investment grade or better.

substantially all net investment income and capital gains to

3. Fees And Other Transactions With Affiliates

shareholders. Therefore, no Federal income tax provision

has been recorded.

Under the terms of an investment advisory contract, the

Trust pays Rydex Investments investment advisory fees

Income and capital gain distributions are determined in

calculated at an annual percentage rate of 0.90% of the

accordance with Federal income tax regulations, which may

average daily net assets of the Funds.

differ from U.S. generally accepted accounting principles.

These differences are primarily due to differing treatments

Rydex Investments pays the Sub-Advisor out of the advisory

for derivatives, foreign currency transactions, losses deferred fees it receives. In addition, Rydex Investments bears all of due to wash sales, losses deferred due to post-October

its own costs associated with providing these services and

losses, and excise tax regulations.

the expenses of the Trustees that are affiliated with Rydex

Investments. Rydex Investments may make payments from

Permanent book and tax basis differences, if any, relating to its own resources to broker-dealers and other financial

shareholder distributions will result in reclassifications to institutions in connection with the sale of Fund shares.

paid-in capital. This includes net operating losses not utilized during the current period and capital loss carry forward

Rydex Investments provides transfer agent and

expired. These reclassifications have no effect on net assets administrative services to the Funds calculated at an

or net asset values per share. Any taxable gain remaining at annual percentage rate of 0.25% of the average daily net

fiscal year end is distributed in the following year.

assets of the Funds.

Rydex Investments also provides accounting services to the

Trust calculated at an annualized rate of 0.10% on the first

$250 million of the average daily net assets, 0.075% on the

20

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS (continued)

The Fund’s tax basis capital gains and losses are determined only at the end of each fiscal year. Tax basis capital losses in excess of capital gains are carried forward to offset future net capital gains. For the year ended December 31, 2007, the following Funds offset net realized capital gains with capital losses from previous years:

Fund

Amount

Berolina Fund

$98

The tax character of distributions paid during 2007 was as follows:

Ordinary

Long-Term

Total

Fund

Income

Capital Gain

Distributions

Amerigo Fund

$10,211,488

$4,543,720

$14,755,208

Clermont Fund

4,731,756

5,028,592

9,760,348

Berolina Fund

1,124,847

—

1,124,847

The tax character of distributions paid during 2006 was as follows:

Ordinary

Long-Term

Return of

Total

Fund

Income

Capital Gain

Capital

Distributions

Amerigo Fund

$3,695,821

$19,467,796

$

—

$23,163,617

Clermont Fund

3,425,542

3,081,826

—

6,507,368

Berolina Fund

144,792

—

1,608

146,400

The tax character of distributable earnings/(accumulated losses) at December 31, 2007, was as follows:

Undistributed

Undistributed

Ordinary

Long-Term

Net Unrealized

Capital Loss

Fund

Income

Capital Gain

Appreciation

Carryforward

Amerigo Fund

$2,709,404

$2,650,401

$54,898,996

$

—

Clermont Fund

650,300

909,727

4,991,092

—

Berolina Fund

1,535,329

12,645

6,738,751

—

At December 31, 2007, the cost of securities for Federal income tax purposes, the aggregate gross unrealized gain for all securities for which there was an excess of value over tax cost and the aggregate gross unrealized loss for all securities for which there was an excess of tax cost over value, were as follows:

Tax

Tax

Net

Tax

Unrealized

Unrealized

Unrealized

Fund

Cost

Gain

Loss

Gain

Amerigo Fund

$444,247,407

$55,552,208

$

(653,212)

$54,898,996

Clermont Fund

79,841,709

5,835,596

(844,504)

4,991,092

Berolina Fund

110,368,007

8,056,498

(1,317,747)

6,738,751

5. Securities Transactions

During the year ended December 31, 2007, the cost of purchases and proceeds from sales of investment securities, excluding short-term and temporary cash investments, were:

Amerigo

Clermont

Berolina

Fund

Fund

Fund

Purchases

$324,023,944

$111,258,860

$172,150,107

Sales

$278,499,047

$152,423,911

$115,169,553

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

21

NOTES TO FINANCIAL STATEMENTS (continued)

6. Share Transactions

The Trust is authorized to distribute an unlimited number of no par value shares. Transactions in shares for the years presented were:

Purchased through

Net Shares

Shares Purchased

Dividend Reinvestment

Shares Redeemed

Purchased (Redeemed)

Year Ended

Year Ended

Year Ended

Year Ended

Year Ended

Year Ended

Year Ended

Year Ended

December 31,

December 31,

December 31,

December 31,

December 31,

December 31,

December 31,

December 31,

2007

2006

2007

2006

2007

2006

2007

2006

Amerigo Fund

2,858,045

2,261,660

369,897

648,478

(1,706,648)

(761,470)

1,521,294

2,148,668

Clermont Fund

1,233,260

870,074

359,365

218,368

(2,607,229)

(1,445,292)

(1,014,604)

(356,850)

Berolina Fund

2,609,248

795,434*

37,950

5,791*

(499,164)

(18,989)*

2,148,034

782,236*

* Since the commencement of operations: November 10, 2006

NOTES TO FINANCIAL STATEMENTS (continued)

7. Portfolio Securities Loaned

The Trust may lend its securities to approved brokers to earn additional income. Security lending income shown on the statement of operations is shown net of rebates paid to borrowers and earnings on cash collateral investments shared with the lending agent. Within this arrangement, the Trust acts as the lender, U.S. Bank acts as the agent, and other approved registered broker dealers act as the borrowers. The Trust receives cash collateral, valued at 100% of the value of the securities on loan, which is initially held in a segregated account at U.S. Bank. Under the terms of the Trust’s securities lending agreement with U.S. Bank,

cash collateral may be invested by U.S. Bank in certain high quality, liquid investments. At December 31, 2007, the cash collateral investments consisted of mutual funds. Collateral is maintained over the life of the loan in an amount not less than the value of loaned securities, as determined at the close of fund business each day; any additional collateral required due to changes in security values is delivered to the Fund the next business day. Although the collateral mitigates risk, the Trust could experience a delay in recovering its securities and a possible loss of income or value if the borrower fails to return the securities. The Trust has the right under the securities lending agreement to recover the securities from the borrower on demand.

The following represents a breakdown of the collateral, its rates, and maturities:

MUTUAL FUND

Issuer

Shares

Market Value

Mount Vernon Securities Lending Trust

190,961,179

$    190,961,179

Total Mutual Fund

$   190,961,179

At December 31, 2007, the following Funds participated in securities lending and received cash collateral:

Fund

Cash Collateral

Value of Securities Loaned

Amerigo Fund

$136,437,589

$131,883,392

Clermont Fund

22,928,134

22,229,798

Berolina Fund

31,595,456

30,542,009

8. New Accounting Pronouncements

On July 13, 2006, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 48 “Accounting for

Uncertainty in Income Taxes” (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured,

presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December

15, 2006 and is to be applied to all open tax years as of the effective date. Recent SEC guidance allows implementing FIN 48 in fund net asset value calculations as late as a fund’s last net asset value calculation in the first required financial statement reporting period. Management adopted FIN 48 on June 29, 2007. There is no material impact to the financial statements or disclosures thereto as a result of the adopting of this pronouncement.

The Funds file U.S. federal income tax returns and returns in various foreign jurisdictions in which it invests. While the statute of limitations remains open to examine the Fund’s U.S. federal income tax returns filed for the fiscal years 2004 to 2007, no examinations are in progress or anticipated at this time. The Funds are not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

On September 15, 2006, the FASB released Statement of Financial Accounting Standard No. 157 (“FAS 157”) Fair Value

Measurement which provided enhanced guidance for using fair value to measure assets and liabilities. The standard requires companies to provide expanded information about the assets and liabilities measured at fair value and the potential effect of these fair valuations on an entity’s financial performance. The standard does not expand the use of fair value in any new circumstances, but provides clarification on acceptable fair valuation methods and applications. Adoption of FAS 157 is required for fiscal years beginning after November 15, 2007. The standard is not expected to materially impact the Funds’ financial statements.

9. Acquisition of Rydex Investments and the Distributor

At the close of business on January 17, 2008, Rydex NV, Inc., comprised of Rydex Investments, together with several other Rydex entities, was acquired by Security Benefit Corporation (“Security Benefit”), a financial services firm that provides a broad variety of financial programs to investors in the advisor, banking, education, government, institutional, and qualified plan markets (the

“Transaction”). As a result of the Transaction’s completion, Rydex Investments and the Distributor are wholly-owned subsidiaries of

Security Benefit. While the Transaction has no material impact on the Funds or their shareholders, it resulted in a change of control of Rydex Investments, which in turn caused the termination of the investment advisory agreement between Rydex

Investments and the Funds.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

23

NOTES TO FINANCIAL STATEMENTS (concluded)

A new investment advisory agreement between Rydex Investments and the Funds was approved under substantially the same terms as the previous investment advisory agreement (the “New Agreement”). This New Agreement was approved by shareholders, via proxy, and took effect upon the closing of the Transaction.

The Transaction has no impact on the day-to-day operations of Rydex Investments, the fees payable to Rydex Investments under the New Agreement, or the persons responsible for the management of the Funds.

24

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

To the Board of Trustees and Shareholders

of Rydex Variable Trust:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Amerigo Fund, Clermont Fund and Berolina Fund (three series of Rydex Variable Trust, hereafter referred to as the “Funds”) at December 31, 2007, the results of each of their operations for the year then ended, and the changes in each of their net assets and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”)

are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company

Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis,

evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2007 by correspondence with the custodian and brokers,

provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 25, 2008

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

25

OTHER INFORMATION (Unaudited)

Tax Information

This information is being provided as required by the Internal Revenue Code. Amounts shown may differ from those elsewhere in the report because of differences in tax and financial reporting practice.

The Funds’ distributions to shareholders, as finally determined, included:

Amerigo

Clermont

Berolina

Fund

Fund

Fund

From short-term capital gains:

$8,884,463

$3,521,540

$1,124,847

From long-term capital gains,

subject to the 15% rate gains category:

4,543,720

5,028,592

—

Proxy Voting Information

A description of the policies and procedures that the Trust uses to determine how to vote proxies relating to securities held in the

Funds’ portfolios is available, without charge and upon request, by calling 1-800-820-0888. This information is also available from the EDGAR database on the SEC’s website at http://www.sec.gov.

Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling 1-800-820-0888. This information is also available from the

EDGAR database on the SEC’s website at http://www.sec.gov.

Quarterly Portfolio Schedules Information

The Trust files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form

N-Q, which is available on the SEC’s website at http://www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the

SEC’s Public Reference Room in Washington, DC, and that information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Copies of the portfolio holdings are also available to shareholders, without charge and upon request, by calling 1-800-820-0888.

Rydex Investments Board Review and Approval of the Investment Advisory Agreement

The Investment Company Act of 1940 (the “1940 Act”) requires that the initial approval of, as well as the continuation of, a fund’s investment advisory agreement be specifically approved by the vote of a majority of the trustees who are not parties to the investment advisory agreement or “interested persons” of any party (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the fund’s trustees must request and evaluate, and the investment adviser is required to furnish, such information as may be reasonably necessary to evaluate the terms of the advisory agreement. In addition, the Securities and Exchange Commission (the “SEC”) takes the position that, as part of their fiduciary duties with respect to fund fees, fund boards are required to evaluate the material factors applicable to a decision to approve an investment advisory agreement.

Consistent with these responsibilities, the Rydex Variable Trust Board of Trustees (the “Board”) generally calls and holds one meeting each year that is dedicated to considering whether to renew the investment advisory agreements between Rydex

Variable Trust (the “Trust”) and PADCO Advisors II, Inc., which does business under the name Rydex Investments (“Rydex

Investments”), (the “Current Agreements”) with respect to existing funds in the Trust, including the funds discussed in this Annual

Report (each a “Fund” and collectively, the “Funds”), and to reviewing certain other agreements pursuant to which Rydex

Investments provides investment advisory services to certain other registered investment companies. In preparation for the meeting, the Board requests and reviews a wide variety of materials provided by Rydex Investments, including information about

Rydex Investments’ affiliates, personnel and operations. The Board also receives data provided by third parties. This information is in addition to the detailed information about the Funds that the Board reviews during the course of each year, including information that relates to Fund operations and performance. The Board also receives a memorandum from Fund counsel regarding the responsibilities of the Board for the approval of investment advisory agreements. In addition, the Independent

Trustees receive advice from independent counsel to the Independent Trustees, meet in executive session outside the presence of fund management, and participate in question and answer sessions with representatives of Rydex Investments.

At a Special Meeting of the Board held on July 10, 2007, and subsequently, during the Board’s regular quarterly meeting held on

August 27 and 28, 2007 (the “Annual Renewal Meeting” and together with the July 10, 2007 Meeting, the “Meetings”), the

Board considered and voted in favor of new investment advisory agreements for Rydex Variable Trust (each, a “New Agreement”

and collectively, the “New Agreements”), which, subject to their approval by each Fund’s shareholders, will enable Rydex

Investments to continue to serve as investment adviser to each Fund after the completion of the acquisition of Rydex

Investments’ parent, Rydex Holdings, Inc. (the “Transaction”). During the Annual Renewal Meeting, the Board also considered and approved the selection of Rydex Investments and the continuance of the Current Agreements for an additional one-year period or until the closing of the Transaction, based on its review of qualitative and quantitative information provided by Rydex

Investments.

26

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

OTHER INFORMATION (Unaudited) (continued)

Board Considerations in Approving the New Investment Advisory Agreements and the Continuation of the Current

Investment Advisory Agreements

In preparation for the Annual Renewal Meeting, the Board requested and received written materials from Rydex Investments about: (a) the quality of Rydex Investments’ investment management and other services; (b) Rydex Investments’ investment management personnel; (c) Rydex Investments’ operations and financial condition; (d) Rydex Investments’ brokerage practices

(including any soft dollar arrangements) and investment strategies; (e) the level of the advisory fees that Rydex Investments charges the Funds compared with the fees it charges to comparable mutual funds or accounts; (f) each Fund’s overall fees and operating expenses compared with similar mutual funds; (g) the level of Rydex Investments’ profitability from its Fund-related operations; (h) Rydex Investments’ compliance systems; (i) Rydex Investments’ policies on and compliance procedures for personal securities transactions; (j) Rydex Investments’ reputation, expertise and resources in domestic financial markets; and (k)

Fund performance compared with similar mutual funds. Certain of these considerations are discussed in more detail below.

In its deliberations at the Annual Renewal Meeting, the Board did not identify any single piece of information that was all-

important or controlling. Based on the Board’s deliberations and its evaluation of the information referenced above and described in more detail below, the Board, including all of the Independent Trustees, unanimously: (a) concluded that terms of the Current Agreements and New Agreements were fair and reasonable; (b) concluded that Rydex Investments’ fees were reasonable in light of the services that Rydex Investments provides to the Funds; (c) agreed to renew each Current Agreement for an additional one-year term; and (d) agreed to approve the New Agreements for an initial term of two years. In approving the

New Agreements and the continuation of the Current Agreements at the Annual Renewal Meeting, the Board, including the

Independent Trustees, advised by independent counsel, considered the factors discussed below.

Nature, Extent and Quality of Services Provided by Rydex Investments

At the Annual Renewal Meeting, the Board reviewed the scope of services to be provided by Rydex Investments under each

Current Agreement and noted that there would be no significant differences between the scope of services required to be provided by Rydex Investments for the past year and the scope of services required to be provided by Rydex Investments for the upcoming year. In reviewing the scope of services provided to the Funds by Rydex Investments, the Board reviewed and discussed Rydex Investments’ investment experience, noting that Rydex Investments and its affiliates have committed significant resources over time to the support of the Funds. The Board also considered Rydex Investments’ compliance program and its compliance record with respect to the Funds. In that regard, the Board noted that Rydex Investments provides information regarding the portfolio management and compliance to the Board on a periodic basis in connection with regularly scheduled meetings of the Board. In addition to the above considerations, the Board reviewed and considered

Rydex Investments’ investment processes and strategies, and matters related to Rydex Investments’ portfolio transaction policies and procedures. With respect to those Funds that invest in unaffiliated ETFs in reliance on exemptive orders pursuant to Section 12(d)(1), the Board considered and determined that the advisory fees charged under the Current

Agreements are based on services provided that will be in addition to, rather than duplicative of, the services provides under the investment advisory agreement of any ETF in which the Funds are invested. In particular, the Board recognized that

Rydex Investments must manage a Fund’s investment in an unaffiliated ETF in the same manner as other investments in the

Fund’s portfolio in order to ensure that the Fund achieves its investment objective. Thus, a Fund’s investment in an unaffiliated ETF does not alleviate Rydex Investments’ duties and responsibilities as investment adviser to the Fund. The

Board also noted the substantial volume of portfolio trades and shareholder transaction activity, in general, processed by

Rydex Investments due to the unlimited exchange policy of the majority of the Funds. The Board further noted that the

Funds have consistently met their investment objectives since their respective inception dates. Based on this review, the

Board concluded that the nature, extent, and quality of services to be provided by Rydex Investments to the Funds under the Current Agreements were appropriate and continued to support the Board’s original selection of Rydex Investments as investment adviser to the Funds.

Fund Expenses and Performance of the Funds and Rydex Investments

At the Annual Renewal Meeting, the Board reviewed statistical information prepared by Rydex Investments regarding the expense ratio components, including actual advisory fees, waivers/reimbursements, and gross and net total expenses of each

Fund in comparison with the same information for other funds registered under the 1940 Act determined by Rydex

Investments to comprise each Fund’s applicable peer group. Because few funds seek to provide unlimited exchange privileges similar to those of the majority of the Funds, each Fund’s applicable peer group is generally limited to the funds of two unaffiliated mutual fund families. In addition, the Board reviewed statistical information prepared by Rydex Investments relating to the performance of each Fund, as well as each Fund’s ability to successfully track its benchmark over time, and a comparison of each Fund’s performance to funds with similar investment objectives for the same periods and to appropriate indices/benchmarks, in light of total return, yield and market trends. The Board further noted that despite the unique nature of the Funds, the peer fund information presented to the Board was meaningful because the peer funds’ investment objectives and strategies were closely aligned with those of the Funds. The Board noted that most of the Funds either outperformed their peer funds or performed in line with them over relevant periods. The Board also noted that the

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

27

OTHER INFORMATION (Unaudited) (continued)

investment advisory fees for the Funds were equivalent to those of their peers and that the overall expenses for the Funds were only slightly higher than the total expenses of the peer funds, due in part to differing share classes and distribution fees.

Based on this review, the Board concluded that the investment advisory fees and expense levels and the historical performance of the Funds, as managed by Rydex Investments, as compared to the investment advisory fees and expense levels and performance of the peer funds, were satisfactory for the purposes of approving the continuance of the Current

Agreements.

Costs of Services Provided to the Funds and Profits Realized by Rydex Investments and its Affiliates

At the Annual Renewal Meeting, the Board reviewed information about the profitability of the Funds to Rydex Investments based on the advisory fees payable under the Current Agreements for the last calendar year. Rydex Investments also presented the Board with material discussing its methodology for determining the level of advisory fees assessable to the

Funds. The Board analyzed the Funds’ expenses, including the investment advisory fees paid to Rydex Investments. The

Board also reviewed information regarding direct revenue received by Rydex Investments and ancillary revenue received by

Rydex Investments and/or its affiliates in connection with the services provided to the Funds by Rydex Investments (as discussed below) and/or its affiliates. The Board also discussed Rydex Investments’ profit margin as reflected in Rydex

Investments’ profitability analysis and reviewed information regarding economies of scale (as discussed below). Based on this review, the Board concluded that the profits to be realized by Rydex Investments and its affiliates under the Current

Agreements and from other relationships between the Funds and Rydex Investments and/or its affiliates, if any, were within the range the Board considered reasonable and appropriate.

Economies of Scale

In connection with its review of the Funds’ profitability analysis at the Annual Renewal Meeting, the Board reviewed information regarding economies of scale or other efficiencies that may result from increases in the Funds’ asset levels. The

Board noted that neither the Current Agreements nor the New Agreements for the Funds provided for any breakpoints in the investment advisory fees as a result of increases in the asset levels of the Funds. The Board also noted that though Rydex

Investments’ assets under management were significant, the amount is spread among more than 100 Funds. Further limiting the realization of economies of scale, is the ability of shareholders of many of the Funds to engage in unlimited trading. The

Board also reviewed and considered Rydex Investments’ historic profitability as investment adviser to the Funds and determined that reductions in advisory fees or additions of breakpoints were not warranted at this juncture. Based on this review, the Board, recognizing its responsibility to consider this issue at least annually, determined that the economies of scale, if any, were de minimis.

Other Benefits to Rydex Investments and/or its Affiliates

At the Annual Renewal Meeting, in addition to evaluating the services provided by Rydex Investments, the Board also considered the nature, extent, quality and cost of the administrative, distribution, and shareholder services performed by

Rydex Investments’ affiliates under separate agreements. The Board noted that Rydex Investments reports its use of soft dollars to the Board on a quarterly basis, as well as any portfolio transactions on behalf of the Funds placed through an affiliate of the Funds or Rydex Investments pursuant to Rule 17e-1 under the 1940 Act. Based on its review, the Board concluded that the nature and quality of the services provided by Rydex Investments’ affiliates to the Trust will benefit the

Funds’ shareholders, and that any ancillary benefits would not be disadvantageous to the Funds’ shareholders, particularly in light of the Board’s view that the Funds’ shareholders benefit from investing in a fund that is part of a large family of funds offering a variety of investment strategies and services.

Additional Considerations in Approving the New Agreements

On June 18, 2007, the Trustees met with representatives of Security Benefit and the management of Rydex Investments for the purpose of learning more about Security Benefit and the proposed Transaction. Immediately following the announcement that

Rydex and Security Benefit entered into a purchase and sale agreement, the Trustees requested that Rydex Investments provide the Board with additional information pertaining to the effect of the proposed change of control on Rydex Investments’ personnel and operations and the terms of the New Agreements. Rydex Investments presented its response to the Board’s request for additional information prior to and at a Special Meeting of the Boards of Trustees held on July 10, 2007. Rydex Investments provided the Board with oral and written information to help the Board evaluate the impact of the change of control on Rydex

Investments, Rydex Investments’ ability to continue to provide investment advisory services to the Funds under the New

Agreements, and informed the Board that the contractual rate of Rydex Investments’ fees will not change under the New

Agreements. Rydex Investments also affirmed that the terms of the New Agreements were the same in all material respects to those of the Current Agreements.

The Trustees deliberated on the approval of each New Agreement in light of the information provided. The Board determined that the terms of the New Agreements set forth materially similar rights, duties and obligations on Rydex Investments with regard to the services to be provided to the Trust, and provided at least the same level of protection to the Trust, the Funds and the

Funds’ shareholders as the Current Agreements. The Board also noted that Rydex Investments’ fees for their services to the Funds under each New Agreement would be the same as their fees under the corresponding Current Agreement. The Board further

28

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

OTHER INFORMATION (Unaudited) (continued)

noted that all considerations, determinations and findings related to the approval of the continuation of the Current Agreements,

as discussed above, were equally relevant to their approval of the New Agreements along with the additional factors relevant to the proposed change in control discussed below.

Nature, Extent and Quality of Services Provided by Rydex Investments; Performance of the Funds

The Board noted that Rydex Investments was taking appropriate steps to maintain its associates through the closing of the

Transaction by, in part, keeping them informed of the potential Transaction and awarding key personnel with incentives to emphasize their value to Rydex Investments. As a result of these efforts, it is anticipated that the key investment and management personnel servicing the Funds will remain with Rydex Investments following the Transaction and that the investment and management services provided to the Funds by Rydex Investments will not change. The Board also considered Rydex Investments’ and Security Benefit’s representations to the Board that Security Benefit intends for Rydex

Investments to continue to operate following the closing of the Transaction in much the same manner as it operates today,

and that the Transaction should have no impact on the day-to-day operations of Rydex Investments, or the persons responsible for the management of the Funds. Based on this review, the Board concluded that the range and quality of services provided by Rydex Investments to the Funds were appropriate and were expected to continue under the New

Agreements, and that there was no reason to expect the consummation of the Transaction to have any adverse effect on the services provided by Rydex Investments and its affiliates or the future performance of the Funds.

Fund Expenses

The Board also considered the fact that the fees payable to Rydex Investments and other expenses of the Funds would be the same under the New Agreements as they are under the Current Agreements, and on this basis, the Board concluded that these fees and expenses continued to be satisfactory for the purposes of approving the New Agreements. More detailed information regarding the fees under the New Agreements is contained in the Proxy Statement and accompanying materials dated September 6, 2007.

Costs of Services Provided to the Funds and Profits Realized by Rydex Investments and its Affiliates

Because Rydex Investments’ fees under the New Agreements are the same as those assessed under the Current

Agreements, the Board concluded that the profits to be realized by Rydex Investments and its affiliates under the New

Agreements and from other relationships between the Funds and Rydex Investments and/or its affiliates, if any, should remain within the range the Board considered reasonable and appropriate. The Board further noted that, although it is not possible to predict how the Transaction may affect Rydex Investments’ future profitability from its relationship with the Funds, this matter would be given further consideration on an annual basis going forward.

Economies of Scale

The Board further considered the potential economies of scale that may result from the Transaction, and concluded that the extent of such economies of scale could not be predicted in advance of the closing of the Transaction.

CLS Investment Firm, LLC

Board Review and Approval of the Investment Sub-Advisory Agreement

The Investment Company Act of 1940 (the “1940 Act”) requires that the initial approval of, as well as the continuation of, a fund’s investment advisory agreement be specifically approved by the vote of a majority of the trustees who are not parties to the investment advisory agreement or “interested persons” of any party (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the fund’s trustees must request and evaluate, and the investment adviser is required to furnish, such information as may be reasonably necessary to evaluate the terms of the advisory agreement. In addition, the Securities and Exchange Commission (the “SEC”) takes the position that, as part of their fiduciary duties with respect to fund fees, fund boards are required to evaluate the material factors applicable to a decision to approve an investment advisory agreement.

Consistent with these responsibilities, the Rydex Variable Trust Board of Trustees (the “Board”) generally calls and holds one meeting each year that is dedicated, in part, to considering whether to renew the investment sub-advisory agreement between

PADCO Advisors II, Inc., which does business under the name Rydex Investments (“Rydex Investments”), and CLS Investment

Firm, LLC (“CLS”) (the “Current Agreement”) with respect to the Rydex Variable Trust (the “Trust”) VA Amerigo Fund, VA Berolina

Fund, and VA Clermont Fund (each a “Sub-Advised Fund” and collectively, the “Sub-Advised Funds”), and to reviewing certain other agreements pursuant to which Rydex Investments provides investment advisory services to certain other registered investment companies. In preparation for the meeting, the Board requests and reviews a wide variety of materials provided by

Rydex Investments and CLS, including information about Rydex Investments’ and CLS’s affiliates, personnel and operations. The

Board also receives data provided by third parties. This information is in addition to the detailed information about the Sub-

Advised Funds that the Board reviews during the course of each year, including information that relates to Fund operations and performance. The Board also receives a memorandum from Fund counsel regarding the responsibilities of the Board for the approval of investment advisory agreements. In addition, the Independent Trustees receive advice from independent counsel to the Independent Trustees, meet in executive session outside the presence of fund management, and participate in question and answer sessions with representatives of Rydex Investments.

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

29

OTHER INFORMATION (Unaudited) (continued)

At a Special Meeting of the Board held on July 10, 2007, and subsequently, during the Board’s regular quarterly meeting held on

August 27 and 28, 2007 (the “Annual Renewal Meeting” and together with the July 10, 2007 Meeting, the “Meetings”), the

Board considered and voted in favor of new investment sub-advisory agreement for Rydex Variable Trust (the “New Agreement”),

which, subject to its approval by each Sub-Advised Fund’s shareholders, will enable CLS to continue to serve as investment sub-

adviser to each Sub-Advised Fund after the completion of the acquisition of Rydex Investments’ parent, Rydex Holdings, Inc. (the

“Transaction”). During the Annual Renewal Meeting, the Board also considered and approved the selection of CLS and the continuance of the Current Agreement for an additional one-year period or until the closing of the Transaction, based on its review of qualitative and quantitative information provided by Rydex Investments and CLS.

Board Considerations in Approving the New Investment Sub-Advisory Agreement and the Continuation of the Current

Investment Sub-Advisory Agreement

In preparation for the Annual Renewal Meeting, the Board requested and received written materials from Rydex Investments and

CLS about: (a) the quality of CLS’s investment management and other services; (b) CLS’s investment management personnel;

(c) CLS’s operations and financial condition; (d) CLS’s investment strategies; (e) the level of the sub-advisory fees that CLS charges the Sub-Advised Funds compared with the fees it charges to comparable mutual funds or accounts; (f) each Sub-Advised Fund’s overall fees and operating expenses compared with similar mutual funds; (g) the level of CLS’s profitability from its Sub-Advised

Fund-related operations; (h) CLS’s compliance systems; (i) CLS’s policies on and compliance procedures for personal securities transactions; (j) CLS’s reputation, expertise, and resources in the financial markets; and (k) Sub-Advised Fund performance compared with similar mutual funds. Certain of these considerations are discussed in more detail below.

In its deliberations at the Annual Renewal Meeting, the Board did not identify any single piece of information that was all-

important or controlling. Based on the Board’s deliberations and its evaluation of the information referenced above and described in more detail below, the Board, including all of the Independent Trustees, unanimously: (a) concluded that terms of the Current Agreement and New Agreement were fair and reasonable; (b) concluded that CLS’s fees were reasonable in light of the services that CLS provides to the Sub-Advised Funds; (c) agreed to renew the Current Agreement for an additional one-year term; and (d) agreed to approve the New Agreement for an initial term of two years.

In approving the New Agreement and the continuation of the Current Agreement at the Annual Renewal Meeting, the

Board, including the Independent Trustees, advised by independent counsel, considered the factors discussed below.

Nature, Extent and Quality of Services Provided by CLS

At the Annual Renewal Meeting, the Board reviewed the scope of services to be provided by CLS under the Current

Agreement and noted that there would be no significant differences between the scope of services required to be provided by CLS for the past year and the scope of services required to be provided by CLS for the upcoming year. In reviewing the scope of services provided to the Sub-Advised Funds by CLS, the Board reviewed and discussed CLS’s investment experience, noting that CLS and its affiliates have committed significant resources over time to the support of the Sub-

Advised Funds. The Board also considered CLS’s compliance program and its compliance record with respect to the

Sub-Advised Funds. In that regard, the Board noted that CLS provides information regarding the portfolio management and compliance to the Board on a periodic basis in connection with regularly scheduled meetings of the Board. In addition to the above considerations, the Board reviewed and considered CLS’s investment processes and strategies, and matters related to

CLS’s portfolio transaction policies and procedures. The Board further considered and determined that the advisory fees charged under the Current Agreement are based on services provided that will be in addition to, rather than duplicative of,

the services provides under the investment advisory agreement of any ETF in which the Sub-Advised Funds invest in reliance on exemptive orders pursuant to Section 12(d)(1). In particular, the Board recognized that CLS must manage a Sub-Advised

Fund’s investment in an unaffiliated ETF in the same manner as other investments in the Sub-Advised Fund’s portfolio in order to ensure that the Sub-Advised Fund achieves its investment objective. Thus, a Sub-Advised Fund’s investment in an unaffiliated ETF does not alleviate CLS’s duties and responsibilities as investment sub-adviser to the Sub-Advised Fund. The

Board also noted that the Sub-Advised Funds have met their investment objectives consistently since their respective inception dates. Based on this review, the Board concluded that the nature, extent and quality of services to be provided by

CLS to the Sub-Advised Funds under the Current Agreement were appropriate and continued to support the Board’s original selection of CLS as investment sub-adviser to the Sub-Advised Funds.

Fund Expenses and Performance of the Sub-Advised Funds and CLS

At the Annual Renewal Meeting, the Board reviewed statistical information prepared by CLS and Rydex Investments regarding the expense ratio components, including actual sub-advisory fees, waivers/reimbursements, and gross and net total expenses of each Sub-Advised Fund. In addition, the Board reviewed statistical information prepared by CLS relating to the performance of each Sub-Advised Fund, as well as each Sub-Advised Fund’s ability to successfully track its benchmark over time, and a comparison of each Sub-Advised Fund’s performance to appropriate indices/benchmarks, in light of total return, yield and market trends. Based on this review, the Board concluded that the investment sub-advisory fees and expense levels and the historical performance of the Sub-Advised Funds, as managed by CLS, were satisfactory for the purposes of approving the continuance of the current investment sub-advisory agreement.

30

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

OTHER INFORMATION (Unaudited) (continued)

Costs of Services Provided to the Sub-Advised Funds and Profits Realized By CLS and Its Affiliates

At the Annual Renewal Meeting, the Board reviewed information about the profitability of the Sub-Advised Funds to CLS based on the sub-advisory fees payable under the current investment sub-advisory agreement for the last calendar year. CLS also presented the Board with material discussing its methodology for determining the level of its expenses allocable to the

Sub-Advised Funds. The Board analyzed the Sub-Advised Funds’ expenses, including the investment advisory and sub-

advisory fees paid to Rydex Investments and CLS, respectively. The Board also reviewed information regarding direct revenue received by CLS and ancillary revenue received by CLS and/or its affiliates in connection with the services provided to the

Sub-Advised Funds by CLS (as discussed below). The Board also discussed CLS’s profit margin as reflected in CLS’s profitability analysis and reviewed information regarding economies of scale (as discussed below). Based on this review, the

Board concluded that the profits to be realized by CLS under the Current Agreement and from other relationships between the Sub-Advised Funds and CLS were within the range the Board considered reasonable and appropriate.

Economies of Scale

In connection with its review of the Sub-Advised Funds profitability analysis at the Annual Renewal Meeting, the Board reviewed information regarding economies of scale or other efficiencies that may result from increases in the Sub-Advised

Funds’ asset levels. The Board noted that neither the Current Agreement nor the New Agreement for the Sub-Advised Funds

provided for any breakpoints in the investment advisory fees as a result of increases in the asset levels of the Sub-Advised

Funds. The Board also noted that the Sub-Advised Funds still had relatively low assets. The Board also reviewed and considered CLS’s historic profitability as investment sub-adviser to the Sub-Advised Funds and determined that reductions in the sub-advisory fees or additions of breakpoints were not warranted at this juncture. Based on this review, the Board,

recognizing its responsibility to consider this issue at least annually, determined that the economies of scale, if any, were de minimis.

Other Benefits to CLS and/or Its Affiliates

At the Annual Renewal Meeting, the Board noted that CLS did not use soft dollars and did not engage in any portfolio transactions on behalf of the Sub-Advised Funds through an affiliate of the Sub-Advised Funds, Rydex Investments or CLS pursuant to Rule 17e-1 under the 1940 Act. The Board concluded there were no ancillary benefits that would be disadvantageous to the Sub-Advised Funds’ shareholders.

Additional Considerations in Approving the New Agreement

On June 18, 2007, the Trustees met with representatives of Security Benefit and the management of Rydex Investments for the purpose of learning more about Security Benefit and the proposed Transaction. Immediately following the announcement that

Rydex and Security Benefit entered into a purchase and sale agreement, the Trustees requested that Rydex Investments provide the Board with additional information pertaining to the effect of the proposed change of control on Rydex Investments’ personnel and operations and the terms of the New Agreement. Rydex Investments presented its response to the Board’s request for additional information prior to and at a Special Meeting of the Boards of Trustees held on July 10, 2007. Rydex Investments provided the Board with oral and written information to help the Board evaluate the impact of the change of control on Rydex

Investments, CLS’s ability to continue to provide investment sub-advisory services to the Sub-Advised Funds under the New

Agreement, and informed the Board that the contractual rate of CLS’s fees will not change under the New Agreement. Rydex

Investments also affirmed that the terms of the New Agreement were the same in all material respects to those of the Current

Agreement.

The Trustees deliberated on the approval of the New Agreement in light of the information provided. The Board determined that the terms of the New Agreement set forth materially similar rights, duties and obligations on CLS with regard to the services to be provided to the Trust, and provided at least the same level of protection to the Trust, the Sub-Advised Funds and the Sub-

Advised Funds’ shareholders as the Current Agreement. The Board also noted that Rydex Investments’ and CLS’s fees for their services to the Sub-Advised Funds under the New Agreement would be the same as their fees under the Current Agreement. The

Board further noted that all considerations, determinations and findings related to the approval of the continuation of the Current

Agreement, as discussed above, were equally relevant to their approval of the New Agreement along with the additional factors relevant to the proposed change in control discussed below.

Nature, Extent and Quality of Services Provided by CLS; Performance of the SUB-ADVISED Funds

The Board noted that Rydex Investments was taking appropriate steps to maintain its associates through the closing of the

Transaction by, in part, keeping them informed of the potential Transaction and awarding key personnel with incentives to emphasize their value to Rydex Investments. As a result of these efforts, it is anticipated that the key investment and management personnel servicing the Sub-Advised Funds will remain with Rydex Investments following the Transaction and that the investment and management services provided to the Sub-Advised Funds by Rydex Investments will not change.

The Board also considered Rydex Investments’ and Security Benefit’s representations to the Board that Security Benefit intends for Rydex Investments to continue to operate following the closing of the Transaction in much the same manner as it operates today, and that the Transaction should have no impact on the day-to-day operations of Rydex Investments, or the persons responsible for the management of the Sub-Advised Funds. Based on this review, the Board concluded that the

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

31

OTHER INFORMATION (Unaudited) (concluded)

range and quality of services provided by Rydex Investments and CLS to the Sub-Advised Funds were appropriate and were expected to continue under the New Agreement, and that there was no reason to expect the consummation of the

Transaction to have any adverse effect on the services provided by Rydex Investments and its affiliates, CLS or its affiliates, or the future performance of the Sub-Advised Funds.

Fund Expenses

The Board also considered the fact that the fees payable to Rydex Investments and CLS and other expenses of the Sub-

Advised Funds would be the same under the New Agreement as they are under the Current Agreement, and on this basis,

the Board concluded that these fees and expenses continued to be satisfactory for the purposes of approving the New

Agreement. More detailed information regarding the fees under the New Agreement is contained in the Proxy Statement and accompanying materials dated September 6, 2007.

Costs of Services Provided to the Sub-Advised Funds and Profits Realized by Rydex Investments, CLS and their Affiliates

Because Rydex Investments’ and CLS’s fees under the New Agreement are the same as those assessed under the Current

Agreement, the Board concluded that the profits to be realized by Rydex Investments, CLS and their respective affiliates under the New Agreement and from other relationships between the Sub-Advised Funds and Rydex Investments, CLS and/or their respective affiliates, if any, should remain within the range the Board considered reasonable and appropriate.

The Board further noted that, although it is not possible to predict how the Transaction may affect Rydex Investments’ or

CLS’s future profitability from its relationship with the Sub-Advised Funds, this matter would be given further consideration on an annual basis going forward.

Economies of Scale

The Board further considered the potential economies of scale that may result from the Transaction, and concluded that the extent of such economies of scale could not be predicted in advance of the closing of the Transaction.

32

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

INFORMATION ON BOARD OF TRUSTEES AND OFFICERS (Unaudited)

A Board of Trustees oversees all Rydex Investments, in which its members have no stated term of service, and continue to serve after election until resignation. The Statement of Additional Information includes further information about Fund Trustees and

Officers, and can be obtained without charge by calling 1-800-820-0888.

All Trustees and Officers may be reached c/o Rydex Investments, 9601 Blackwell Rd., Suite 500, Rockville, MD 20850.

TRUSTEES AND OFFICERS

Length of Service

Name, Position and

As Trustee

Number of

Year of Birth

(Year Began)

Funds Overseen

–––––––––––––––––––––––––

––––––––––––––––––––––––––––––

––––––––––——––––––

Carl G. Verboncoeur*

Rydex Series Funds – 2004

147

Trustee, President (1952)

Rydex Variable Trust – 2004

Rydex Dynamic Funds – 2004

Rydex ETF Trust – 2004

Principal Occupations During Past Five Years: Chief Executive Officer and Treasurer of Rydex Specialized Products, LLC (2005 to

present); Chief Executive Officer of Rydex Investments and Rydex Distributors, Inc. (2003 to present); Executive Vice President of

Rydex Investments (2000 to 2003)

Michael P. Byrum*

Rydex Series Funds – 2005

147

Trustee, Vice President

Rydex Variable Trust – 2005

(1970)

Rydex Dynamic Funds – 2005

Rydex ETF Trust – 2005

Principal Occupations During Past Five Years: Secretary of Rydex Specialized Products, LLC (2005 to present); Vice President of

Rydex Series Funds (1997 to present); Vice President of Rydex Variable Trust (1998 to present); Vice President of Rydex Dynamic

Funds (1999 to present); Vice President of Rydex ETF Trust (2002 to present); President and Trustee of Rydex Capital Partners

SPhinX Fund (2003 to 2006); President of Rydex Investments (2004 to present); Chief Operating Officer of Rydex Investments and

Rydex Distributors, Inc. (2003 to 2004)

INDEPENDENT TRUSTEES

Length of Service

Name, Position and

As Trustee

Number of

Year of Birth

(Year Began)

Funds Overseen

–––––––––––––––––––––––––

––––––––––––––––––––––––––––––––

––––––––––——––––––

John O. Demaret

Rydex Series Funds – 1997

139

Trustee, Chairman of the

Rydex Variable Trust – 1998

Board (1940)

Rydex Dynamic Funds – 1999

Rydex ETF Trust – 2003

Principal Occupations During Past Five Years: Retired

Corey A. Colehour

Rydex Series Funds – 1993

139

Trustee (1945)

Rydex Variable Trust – 1998

Rydex Dynamic Funds – 1999

Rydex ETF Trust – 2003

Principal Occupations During Past Five Years: Retired (2006 to present); Owner and President of Schield Management

Company, registered investment adviser (2005 to 2006); Senior Vice President of Marketing and Co-Owner of Schield

Management Company, registered investment adviser (1985 to 2005)

J. Kenneth Dalton

Rydex Series Funds – 1995

139

Trustee (1941)

Rydex Variable Trust – 1998

Rydex Dynamic Funds – 1999

Rydex ETF Trust – 2003

Principal Occupations During Past Five Years: Mortgage Banking Consultant and Investor, The Dalton Group

THE RYDEX VARIABLE TRUST ANNUAL REPORT

|

33

INFORMATION ON BOARD OF TRUSTEES AND OFFICERS (Unaudited) (concluded)

Length of Service

Name, Position and

As Trustee

Number of

Year of Birth

(Year Began)

Funds Overseen

–––––––––––––––––––––––––

––––––––––––––––––––––––––––––––

––––––––––——––––––

Werner E. Keller

Rydex Series Funds – 2005

139

Trustee (1940)

Rydex Variable Trust – 2005

Rydex Dynamic Funds – 2005

Rydex ETF Trust – 2005

Principal Occupations During Past Five Years: Retired (2001 to present); Chairman, Centurion Capital Management (1991 to 2001)

Thomas F. Lydon, Jr.

Rydex Series Funds – 2005

139

Trustee (1960)

Rydex Variable Trust – 2005

Rydex Dynamic Funds – 2005

Rydex ETF Trust – 2005

Principal Occupations During Past Five Years: President, Global Trends Investments

Patrick T. McCarville

Rydex Series Funds – 1997

139

Trustee (1942)

Rydex Variable Trust – 1998

Rydex Dynamic Funds – 1999

Rydex ETF Trust – 2003

Principal Occupations During Past Five Years: Founder and Chief Executive Officer, Par Industries, Inc.

Roger Somers

Rydex Series Funds – 1993

139

Trustee (1944)

Rydex Variable Trust – 1998

Rydex Dynamic Funds – 1999

Rydex ETF Trust – 2003

Principal Occupations During Past Five Years: Owner, Arrow Limousine

EXECUTIVE OFFICERS

Name, Position and

Principal Occupations

Year of Birth

During Past Five Years

–––––––––––––––––––––––––––

–––––––––––––––––––––––

Nick Bonos*

Chief Financial Officer of Rydex Specialized Products, LLC (2005 to

Vice President and Treasurer (1963)

present); Vice President and Treasurer of Rydex Series Funds,

Rydex Variable Trust, Rydex Dynamic Funds, and Rydex ETF Trust

(2003 to present); Senior Vice President of Rydex Investments

(2003 to present); Vice President and Treasurer of Rydex Capital

Partners SPhinX Fund (2003 to 2006); Vice President of Accounting

of Rydex Investments (2000 to 2003)

Joanna M. Haigney*

Chief Compliance Officer of Rydex Series Funds, Rydex Variable

Chief Compliance Officer and

Trust, and Rydex Dynamic Funds (2004 to present); Secretary of

Secretary (1966)

Rydex Series Funds, Rydex Variable Trust, and Rydex Dynamic

Funds (2000 to present); Secretary of Rydex ETF Trust (2002 to present); Vice President of Compliance of Rydex Investments

(2000 to present); Secretary of Rydex Capital Partners SPhinX

Fund (2003 to 2006)

Joseph Arruda*

Assistant Treasurer of Rydex Series Funds, Rydex Variable Trust,

Assistant Treasurer (1966)

Rydex Dynamic Funds, Rydex ETF Trust (2006 to present); Vice

President of Rydex Investments (2004 to present); Director of

Accounting of Rydex Investments (2003 to 2004); Vice President of

Mutual Funds, State Street Bank & Trust (2000 to 2003)

Paula Billos*

Controller of Rydex Series Funds, Rydex Variable Trust, Rydex

Controller (1974)

Dynamic Funds, Rydex ETF Trust (2006 to present); Director of

Fund Administration of Rydex Investments (2001 to present)

* Officers of the Fund are deemed to be “interested persons” of the Trust, within the meaning of Section 2(a)(19) of the 1940 Act, inasmuch as this person is affiliated with Rydex Investments.

34

|

THE RYDEX VARIABLE TRUST ANNUAL REPORT

This page intentionally left blank.

This page intentionally left blank.

This page intentionally left blank.

9601 Blackwell Road, Suite 500

Rockville, MD 20850

www.rydexinvestments.com

800.820.0888

RVAAO-2-1207x1208